UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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FRANK’S INTERNATIONAL N.V.

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FRANK’S INTERNATIONAL N.V.

Mastenmakersweg 1, 1786 PB Den Helder

The Netherlands

To the shareholders of Frank’s International N.V.:

You are cordially invited to attend the annual meeting of the shareholders of Frank’s International N.V. (the “Company”) to be held on May 19, 2017, at 2:00 p.m. Central European Time (“CET”), at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands. This annual meeting has been called by the Company’s board of managing directors (the “Management Board”) and the Company’s board of supervisory directors (the “Supervisory Board”). At this meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect Mr. Robert W. Drummond, Mr. Douglas Stephens, and re-elect seven of the current directors to the Supervisory Board to serve until the Company’s annual meeting of shareholders in 2018;

2.	To replace Frank’s International Management B.V. (“FIM BV”) as managing director of the Company with the appointment of Alejandro Cestero, Burney J. Latiolais, Jr. and Kyle McClure as managing directors of the Company to serve for an indefinite period of time;

3.	To discuss the annual report for the fiscal year ended December 31, 2016, including the paragraph relating to corporate governance, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2016;

4.	To discharge the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2016;

5.	To discharge the sole member of the Company’s Management Board, FIM BV, from liability in respect of the management conducted by it, as appears from the books and records of the Company and with respect to its responsibilities vis-à-vis the Company and to grant FIM BV full and final discharge;

6.	To appoint PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2017 as required by Dutch law;

7.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2017;

8.	To ratify and approve the remuneration of the members of the Supervisory Board granted for the period from the 2016 annual meeting until the date of the 2017 annual meeting, and to approve the remuneration of the members of the Supervisory Board for the period from the 2017 annual meeting up to and including the annual meeting in 2018;

9.	To approve the remuneration policy for the Management Board as proposed by the Supervisory Board;

10.	To authorize the Company’s Management Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the New York Stock Exchange (“NYSE”), and during a period of 18 months starting from the date of the 2017 annual meeting, subject to Supervisory Board approval;

11.	To approve and resolve to amend the articles of association of the Company (the “Articles”) in conformity with the draft approved by the Supervisory Board, in order to:

a.	delete the references to preference shares, since all issued preference shares have been converted into common shares, and to comply with changes in Dutch law since the date of the current Articles;

b.	renew the five year period during which the Management Board is designated as the body authorized to issue shares, subject to the prior consent of the Supervisory Board; and

c.	authorize the Chairman of our Supervisory Board and each employee of our outside Dutch counsel, Van Campen Liem, Amsterdam, The Netherlands, to sign the notarial deed of amendment to our Articles in front of a civil-law notary officiating in Amsterdam, The Netherlands and to undertake all other activities the holder of this power of attorney deems necessary or useful with respect to the present amendment to our Articles.

A copy of the motion containing a verbatim text of the proposed amendment is deposited at the Company’s office for inspection by the shareholders. A further explanation of the changes is provided in the proxy statement; and

12.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Your vote is very important. Holders of the Company’s shares of common stock, each with a nominal value of €0.01 (the “Common Stock”), held as of April 21, 2017, the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code, are entitled to vote on the matters before the annual meeting. Even if you plan to attend the annual meeting, the Company urges you to promptly vote your shares of Common Stock in advance of the annual meeting. You will retain the right to revoke your proxy at any time before the vote, or to vote your shares of Common Stock personally if you attend the annual meeting. Voting your shares of Common Stock in advance of the annual meeting will not prevent you from attending the annual meeting and voting in person. Please note, however, that if you hold your shares of Common Stock through a broker or other nominee, and you wish to vote in person at the annual meeting, you must obtain from your broker or other nominee a proxy issued in your name.

Pursuant to the “notice and access” rules promulgated by the SEC, we are also providing access to our proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement, a proxy card and our 2016 annual report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. We believe that this process will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

I urge you to review carefully the proxy statement, which contains detailed descriptions of the proposals to be voted upon at the annual meeting.

Sincerely,

Den Helder, The Netherlands , 2017	Michael C. Kearney Chairman of the Supervisory Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2017

The Notice of Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting of Shareholders, along with the Company’s Annual Report to Shareholders, is available free of charge at www.proxydocs.com/fi.

i

FRANK’S INTERNATIONAL N.V.

Mastenmakersweg 1, 1786 PB Den Helder

The Netherlands

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

                    , 2017

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Management Board and the Supervisory Board of the Company for use at Company’s annual meeting.

Our Common Stock is traded on the NYSE. Therefore, in accordance with rules and regulations adopted by the SEC, we are providing our stockholders access to our proxy materials on the Internet. Accordingly, the Notice will be mailed to the Company’s shareholders of record as of March 20, 2017 on or about                     , 2017. Shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

QUESTIONS AND ANSWERS

Shareholders are urged to carefully read this proxy statement in its entirety. FOR COPIES OF THIS PROXY STATEMENT, OR IF YOU HAVE ANY QUESTIONS ABOUT THE ANNUAL MEETING OR NEED ASSISTANCE VOTING, PLEASE CONTACT INVESTOR RELATIONS AT (713) 231-2463.

Q:	When and where is the annual meeting?

A:	The annual meeting will be held on May 19, 2017, at 2:00 p.m. CET, at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands.

Q:	Who is soliciting my proxy?

A:	The Management Board and the Supervisory Board are sending you this proxy statement in connection with their solicitation of proxies for use at the Company’s annual meeting.

Q:	Who is entitled to vote at the annual meeting?

A:	All shareholders who own shares of Common Stock as of the record date, April 21, 2017, are entitled to vote the shares of Common Stock that they hold as of that date. Each shareholder that attends the annual meeting in person may be asked to present valid picture identification, such as a driver’s license or passport.

Each shareholder is entitled to one vote for each share of Common Stock owned by them on the record date, April 21, 2017, on all matters to be considered. On March 20, 2017, 222,716,301 shares of Common Stock were outstanding.

The Company is sending the Notice to shareholders of record as of March 20, 2017, which we established as the notice date to comply with applicable deadlines for purposes of compliance with the SEC and NYSE proxy solicitation rules. However, receipt of the Notice does not, by itself, entitle you to vote at the annual meeting.

Q:	What vote is required to approve the proposals?

A:	The affirmative vote of a simple majority of the votes cast is required to elect each director nominee and to approve each item on the agenda at the annual meeting. There is no required quorum under Dutch law for shareholder action at a properly convened shareholder meeting.

As of the date hereof, the Mosing family (through Mosing Holdings, LLC (“Mosing Holdings”) and the various holding entities of the Mosing family members) currently controls approximately 78% of the voting power entitled to vote at the annual meeting. Accordingly, the Mosing family has the requisite voting power to ensure the election of the Supervisory Board nominees and the approval of all items to be voted upon.

A properly executed proxy (for a holder as of the record date of the annual meeting) will be voted in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	“FOR” the election of each of the supervisory director nominees named in this proxy statement;

•	“FOR” the replacement of FIM BV as managing director of the Company with the appointment of Messrs. Cestero, Latiolais and McClure as managing directors of the Company to serve for an indefinite period of time;

•	“FOR” the confirmation and ratification of the preparation of the Company’s statutory annual accounts and annual report in the English language and the confirmation and adoption of the annual accounts for the fiscal year ended December 31, 2016;

•	“FOR” the discharge of the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2016;

•	“FOR” the discharge of the sole member of the Company’s Management Board, FIM BV, from liability in respect of the management conducted by it, as appears from the books and records of the Company and with respect to its responsibilities vis-à-vis the Company and to grant FIM BV full and final discharge;

•	“FOR” the appointment of PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2017 as required by Dutch law;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2017;

•	“FOR” the ratification and approval of the remuneration of the members of the Supervisory Board from the 2016 annual meeting until the next annual meeting in 2018;

•	“FOR” the approval of the remuneration policy for the Management Board as proposed by the Supervisory Board;

•	“FOR” the authorization of the Company’s Management Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the NYSE, and during a period of 18 months starting from the date of the 2017 annual meeting, subject to Supervisory Board approval; and

•	“FOR” the approval of the relevant amendments to the Articles and the authorization of the Chairman of the Supervisory Board and each employee of our outside Dutch counsel, Van Campen Liem, Amsterdam, The Netherlands, to sign the notarial deed of amendment to our Articles.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, shareholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A shareholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Q:	Can I vote my stock by filling out and returning the Notice?

A:	No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by personally attending and voting at the annual meeting.

Q:	How can I access the proxy materials over the Internet?

A:	Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at www.proxydocs.com/fi.

Q:	How do I vote?

A:	You may vote by any of the following four methods:

•	Internet. Vote on the Internet at www.proxyvote.com. This web site also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (“EDT”) on May 18, 2017, or 5:59 a.m. CET on May 19, 2017.

•	Telephone. Vote by telephone by following the instructions on the Notice. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m. EDT on May 18, 2017, or 5:59 a.m. CET on May 19, 2017.

•	Mail. If you have requested and received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If you mail in your proxy card, it must be received by the Company before the voting polls close at the annual meeting.

•	In person. You may attend and vote at the Annual Meeting.

The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the annual meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the annual meeting if you later decide to attend in person. If you are a beneficial owner of Common Stock held in street name, you must either direct your broker or other nominee as to how to vote your Common Stock, or obtain a “legal” proxy from your broker or other nominee to vote at the annual meeting. Please refer to the voter instruction card provided by your broker or other nominee for specific instructions on methods of voting.

Even if you plan to attend the annual meeting, please vote your proxy in advance of the annual meeting using one of the methods above as soon as possible so that your shares of Common Stock will be represented at the annual meeting if for any reason you are unable to attend in person.

Q:	What do I do if I want to change my vote after I have already voted by proxy?

A:	If you are a shareholder of record as of the record date, you may change or revoke your vote at any time before the voting polls close at the annual meeting by:

•	voting at a later time by Internet or telephone until 11:59 p.m. EDT on May 18, 2017, or 5:59 a.m. CET on May 19, 2017;

•	delivering a later-dated, executed proxy card to the address indicated in the envelope accompanying the proxy card;

•	delivering a written notice of revocation of your proxy to the Company, Attention: Corporate Secretary at 10260 Westheimer Rd., Suite 700, Houston, Texas 77042; or

•	attending the annual meeting and voting in person. Please note that attendance at the annual meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

If you are a beneficial owner of Common Stock held in street name and you have instructed your broker or other nominee to vote your Common Stock, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the annual meeting if you obtain a “legal” proxy from your broker or other nominee.

Q:	If my shares of Common Stock are held in “street name” by my broker or other nominee, will my broker or other nominee vote my Common Stock for me?

A:	Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. The ratification of the independent auditor is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided instructions. Except for with respect to the ratification of the independent auditor, neither abstentions nor broker non-votes will have any effect on the outcome of voting on items on the agenda for the annual meeting because they are not considered “votes cast.” If any other business properly comes before the annual meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Management Board and the Supervisory Board know of no matters, other than those previously stated, to be presented for consideration at the annual meeting.

Q:	Who covers the expense of the proxy solicitation?

A:	The expense of preparing, printing and mailing the Notice and any proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by employees of the Company, without additional remuneration, by mail, phone, fax or in person. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the Company’s Common Stock as of March 20, 2017 and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares of Common Stock by following the instructions in the Notice will help to avoid additional expense.

Q:	Are dissenters’ rights available to holders of Common Stock?

A:	Subject to certain exceptions, Dutch law does not recognize the concept of dissenters’ rights. Accordingly, dissenters’ rights are not available to the holders of the Company’s Common Stock with respect to matters to be voted upon at the annual meeting.

Q:	Who can I contact for further information?

A:	If you have questions or need assistance voting, please contact Investor Relations at (713) 231-2463.

MANAGEMENT

Board Structure

The Company currently has a two-tier board structure, consisting of the Management Board and the Supervisory Board, each of which must consist of at least one member under the Company’s Articles of Association (the “Articles”). This structure is customary for Dutch companies.

Supervisory Board

Under Dutch law, the Supervisory Board’s duties include supervising and advising the Management Board in performing its management tasks. The Supervisory Board exercises oversight of management with the Company’s interests in mind. At the annual meeting, the terms of our nine incumbent directors will expire. Messrs. Erikson and Luquette are retiring from the Supervisory Board and are not standing for re-election at this annual meeting. Assuming the shareholders elect the nominees as set forth in “Item 1—Election of Supervisory Directors,” the Company’s Supervisory Board will continue to consist of nine members, three of whom are members of the Mosing family.

Management Board

The Management Board’s sole member is currently the Company’s wholly owned subsidiary, FIM BV. This structure has been in place for historical factors which no longer apply. As a managing director, FIM BV’s duties include the management of the Company, consulting with the Supervisory Board on important matters and submitting certain important decisions to the Supervisory Board for its prior approval. You are being asked to appoint three managing directors to the Management Board to replace FIM BV. See “Item 2—Replace FIM BV with the Appointment of Three Managing Directors” for more information.

Executive Officers and Supervisory Directors

Set forth below are the names, ages and positions of the Company’s executive officers, as well as the names of the supervisory directors standing for election. All supervisory directors are elected for a term of one year or to serve until their successors are elected and qualified or upon earlier of death, disability, resignation or removal. All executive officers hold office until their successors are elected and qualified or upon earlier of death, disability, resignation or removal.

Name	Age	Position
Douglas Stephens	54	President and Chief Executive Officer, Supervisory Director Nominee
Burney J. Latiolais, Jr.	57	Executive Vice President, Global Operations, Managing Director Nominee
Alejandro Cestero	42	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, Managing Director Nominee
Kyle McClure	42	Senior Vice President of Finance and Treasurer and interim Chief Financial Officer, Managing Director Nominee
Michael C. Kearney	68	Chairman of the Supervisory Board
William B. Berry	64	Supervisory Director
Robert W. Drummond	56	Supervisory Director Nominee
Michael E. McMahon	69	Supervisory Director
D. Keith Mosing	66	Supervisory Director
Kirkland D. Mosing	58	Supervisory Director
S. Brent Mosing	61	Supervisory Director
Alexander Vriesendorp	64	Supervisory Director

Douglas Stephens. Mr. Stephens currently serves as the Company’s President and Chief Executive Officer, a position he has held since November 2016. Mr. Stephens previously served as President, Pressure Pumping, of Baker Hughes Incorporated, a global oilfield services company, from June 2012 to November 2016. Prior to joining Baker Hughes, Mr. Stephens was Vice President and Global Account Director at Schlumberger Limited, a global oilfield services company, from June 2009 until June 2012. Previously, Mr. Stephens served in various positions of leadership at Schlumberger and as a member of the board of directors of Packers Plus. Mr. Stephens has over 28 years of experience in the oilfield services sector and holds a B.A.S. in mechanical engineering from the University of British Columbia. Mr. Stephens was selected as a supervisory director nominee because of his extensive experience in the oil and gas industry and his experience managing other public companies.

Burney J. Latiolais, Jr. Mr. Latiolais currently serves as the Company’s Executive Vice President, Global Operations, a position he has held since October 2016. Prior to serving in his current position, Mr. Latiolais served as the Company’s Senior Vice President, Global Business Development and Sales since February 2014. Prior to serving in that position, Mr. Latiolais was the Company’s Global Vice President of Drilling Tools and Specialty Products since 2012. Mr. Latiolais joined the Company in 1993 and was promoted to Vice President of Sales and Services in 1995. Mr. Latiolais also serves as Chairman of Frank’s International, LLC’s I.P. Advisory Committee. He has been instrumental in the acquisition of numerous companies throughout his tenure, which include AOTools, LLC (formerly Antelope Oil Tools & Manufacturing Company) and Pilot Drilling Control, Ltd. (PDC). Additionally, he is listed on multiple patents as a result of his contributions to product development. His experience and foresight were also instrumental in developing the Company’s historical Cementation Division. He also played a key role in the development and marketing of many of the tools the Company uses in providing tubular running services. Because of his efforts, Mr. Latiolais introduced the Company to down-hole tools with the creation of the Frank’s International Drilling Technologies Division. Prior to joining the Company, Mr. Latiolais was the Chief Executive Officer of La Tubing Testers and Centralizers, Inc.

Alejandro Cestero. Mr. Cestero currently serves as the Company’s Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, a position he has held since August 2015. Prior to serving in his current position, he was Vice President, Co-General Counsel and Corporate Secretary of Weatherford International plc, an international oil and natural gas service company, from July 2013 to July 2014. Mr. Cestero previously served as Vice President, General Counsel, Secretary and Chief Compliance Officer of Lufkin Industries, Inc., a manufacturer of oil and gas equipment, from May 2011 to July 2013, until its purchase by GE Oil & Gas. Prior to joining Lufkin, Mr. Cestero was the Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Seahawk Drilling, Inc., a public spinoff of Pride International, Inc., from August 2009 to February 2011; Seahawk was ultimately sold to Hercules Offshore, Inc. At Pride, he served in various positions within the General Counsel’s office, including as Deputy General Counsel – Business Affairs and Assistant Corporate Secretary. Prior to Pride International, Mr. Cestero was in private practice with two international law firms in Houston, Texas. Mr. Cestero holds a J.D. from Stanford University Law School and B.A. and M.B.A. degrees from Rice University.

Kyle McClure. Mr. McClure currently serves as the Company’s Senior Vice President of Finance and Treasurer and interim Chief Financial Officer, a position he has held since March 2017. Prior to serving in his current position, Mr. McClure served as the Company’s Senior Vice President of Finance and Treasurer since March 2015 with responsibly for global treasury, insurance, investor relations and financial planning and analysis. In August 2016, he assumed additional responsibilities for finance leadership of the Western Hemisphere business. Prior to joining the Company, Mr. McClure served as Treasurer for Ascend Performance Materials, a specialty chemicals company, from January 2013 to March 2015, where he was responsible for capital funding, cash and liquidity management, insurance, credit and treasury operations and controls. Mr. McClure’s previous experience also includes serving as Director of Treasury and Investor Relations for Cooper Industries, an electrical products manufacturer, from December 2008 until its acquisition by Eaton Corp in December 2012. He also served in multiple financial roles of increasing leadership at Dell over a ten-year period, including treasury, corporate planning, operations, and sales finance support. In addition, he worked in public accounting for Arthur Andersen. Mr. McClure holds a Bachelor of Arts degree in Economics from The University of Texas at Austin and a Master of Business Administration from Baylor University.

Michael C. Kearney. Mr. Kearney was appointed to the Supervisory Board in November 2013 and was appointed Chairman of the Supervisory Board, effective as of December 31, 2015. He was appointed to the Audit Committee in November 2013 and served as Chairman of the Audit Committee from November 2013 until December 2016. He served on our Compensation Committee from August 2014 until May 2016. He also served as our Lead Supervisory Director from May 2014 until December 2015. Mr. Kearney is currently a supervisory director for Core Laboratories and Chairman of its Audit Committee, positions he has held since 2004. Core Laboratories, a Dutch company with global operations, is a leading provider of proprietary and patented reservoir description, production enhancement, and reservoir management services. Additionally, in January 2015, Mr. Kearney was elected to the Board of Directors of Fairmount Santrol, as well as its Audit Committee. Fairmount Santrol is a leading provider of high-performance sand and sand-based products used by oil and gas exploration and production companies to enhance the productivity of their wells, and also provides high-quality products, strong technical leadership and applications knowledge to end users in the foundry, building products, water filtration, glass, and sports and recreation markets. Mr. Kearney previously served as President and Chief Executive Officer of DeepFlex Inc., a privately held oil service company that manufactures flexible pipe used in offshore oil and gas production, from September 2009 until June 2013, and had served as the Chief Financial Officer of DeepFlex Inc. from January 2008 until September 2009. Mr. Kearney served as Executive Vice President and Chief Financial Officer of Tesco Corporation, a publicly held international oil service company, from October 2004 to January 2007. From 1998 until 2004, Mr. Kearney served as the Chief Financial Officer and Vice President—Administration of Hydril Company, a manufacturer of products for petroleum drilling and production. Mr. Kearney received a Bachelor of Business Administration degree in Finance from Texas A&M University as well as a Master of Science degree in Accountancy from the University of Houston. Mr. Kearney was selected as a supervisory director because of his experience in the oil and gas industry and his experience serving on the board of directors of other companies.

William B. Berry. Mr. Berry was appointed to the Supervisory Board in January 2015. Mr. Berry served as Executive Vice President, Exploration and Production, of ConocoPhillips Company (“ConocoPhillips”), a major international integrated energy company, from 2003 until his retirement on January 1, 2008. He has over 30 years of experience with ConocoPhillips and Phillips Petroleum Company, which became a part of ConocoPhillips in August 2002. While with these companies, he served at various times in other executive positions including President, Asia Pacific; Senior Vice President of Exploration and Production, Eurasia-Middle East; Vice President of Exploration and Production, Eurasia; and Vice President of International Exploration and Production, New Ventures. He currently serves on the boards of directors of Continental Resources, Inc. since May 2014 and Oceaneering International, Inc. since August 2016. He served on the boards of directors of Teekay Corporation from June 2011 to December 2015, Willbros Group, Inc. from February 2008 to May 2014, Nexen Inc. from December 2008 to June 2013 and Access Midstream Partners, L.P. from June 2013 to June 2014. Mr. Berry holds a Bachelor of Science and Master of Science degree in petroleum engineering from Mississippi State University. Mr. Berry brings extensive domestic and international experience in the oil and gas exploration and production industry and management expertise to the Board. Mr. Berry also brings considerable director experience from his position as a director with several other companies involved in the energy industry. Mr. Berry was selected as a supervisory director because of his extensive industry, management and director expertise.

Robert W. Drummond. Mr. Drummond currently serves as President and Chief Executive Officer of Key Energy Services, Inc., a position he has held since March 2016. Prior to serving in his current position, he was President and Chief Operating Officer since June 2015. Mr. Drummond has also served on the Board of Directors of Key Energy Services since November 2015. Prior to joining Key, Mr. Drummond was previously employed for 31 years by Schlumberger Limited, where he served in multiple engineering, marketing, operations, and leadership positions throughout North America. His positions at Schlumberger included President of North America from January 2011 to June 2015; President of North America Offshore & Alaska from May 2010 to December 2010; Vice President and General Manager for the US Gulf of Mexico from May 2009 to May 2010; Vice President of Global Sales from July 2007 to April 2009; Vice President and General Manager for US Land from February 2004 to June 2007; Wireline Operations Manager from October 2003 to January 2004; Vice President and General Manager for Atlantic and Eastern Canada from July 2000 to September 2003; and Oilfield Services Sales Manager from January 1998 to June 2000. Mr. Drummond began his career in 1984 with Schlumberger. Mr. Drummond is a member of the Society of Petroleum Engineers and serves on the Advisory Board for the Petroleum Equipment Suppliers Association and the University of Alabama College of Engineering Board. Formerly, he served as a member of the Board of Directors of the National Ocean Industries Association; the Board of Directors for the Greater Houston Partnership and on the Board of Trustees for the Hibernia Platform Employees Organization – Newfoundland; and as an advisory board member for each of the University of Houston Global Energy Management Institute, the Texas Tech University Petroleum Engineers and Memorial University’s Oil and Gas Development Partnership. Mr. Drummond received his Bachelors of Science in Mineral/Petroleum Engineering from the University of Alabama in 1983. Mr. Drummond was selected as a supervisory director nominee because of his extensive industry and management expertise.

Michael E. McMahon. Mr. McMahon was appointed to the Supervisory Board in May 2016. He is a founder and former partner of Pine Brook Partners LLC, a private equity firm, established in July 2006. Prior thereto, he served as Executive Director of Rhode Island Economic Development Corporation from January 2003 to July 2006. He was also a founder and partner of RockPort Capital Partners, a venture capital firm, from 2000 to 2003. Mr.

McMahon has served on the board of directors of several public companies, including Bancorp Rhode Island, a publicly held banking and investments company, from 2006 until 2012 as well as serving on its Compensation Committee and Governance and Nominating Committee, Transocean Ltd., an offshore drilling company, from 2005 until 2007 as well as its Audit Committee, and Spinnaker Exploration Inc, an oil and gas exploration and production company, from 1999 to 2005 as well as serving as Chairman of its Audit Committee. He has also served on the board of directors for The Marine Drilling Companies Inc., an offshore drilling services company, TPC Corporation, a natural gas storage company, Numar Corporation, a company specializing in well logging technology used in oil and gas wells, and Triton Energy, an oil and gas exploration and production company. Mr. McMahon holds an A.B. in American Civilization from Brown University and was a member of the Program for Management Development (PMD 33) at Harvard Business School. Mr. McMahon was selected as a supervisory director because of his business acumen, capital market expertise and public company experience.

D. Keith Mosing. Mr. Mosing was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. He served as Executive Chairman of the Company from January 2015 until December 2015. He served as the Chairman of the Company’s Supervisory Board since the Company’s initial public offering in August 2013 until December 2015, and previously served as the Company’s Chief Executive Officer and President from July 2011 until January 2015. He began his career as an employee of Frank’s Casing Crew and Rental Tools, LLC (“FCC”) in 1965. Upon graduation from college and completion of military service he rejoined FCC in 1972, and in 1981 founded the Company’s international operations and formally organized the international business as a separate company named Frank’s International (a predecessor to the Company), with Mr. Mosing serving as Chairman, President and Chief Executive Officer. Mr. Mosing attended the University of Louisiana at Lafayette and Embry-Riddle Aeronautical University, where he graduated with a Bachelor of Science degree. Mr. Mosing is a member of the Society of Petroleum Engineers (SPE) and National Oil-Equipment Manufacturers and Delegate Society (NOMADS). Mr. Mosing was selected as a supervisory director because he is the founder of the Company’s international operations, a driving force behind the expansion of the Company’s U.S. operations and because of his extensive experience and familiarity with the Company’s business and customers. Mr. Mosing is the cousin of Kirkland D. Mosing and S. Brent Mosing.

Kirkland D. Mosing. Mr. Mosing was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. Mr. Mosing served as a technical sales representative for FCC from 1986 until his retirement on June 2015. Mr. Mosing has a Doctor of Veterinary Medicine from Louisiana State University. Mr. Mosing was selected as a supervisory director because of his extensive experience and familiarity with the Frank’s companies. Mr. Mosing is the cousin of D. Keith Mosing and S. Brent Mosing.

S. Brent Mosing. Mr. Mosing was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. Mr. Mosing has served on the board of directors for FCC and Frank’s Tong Service, Inc. since 2000. Additionally, Mr. Mosing was a director of Shoreline Energy LLC, an independent exploration and production company, from May 2009 until November 2016. Mr. Mosing began his career with Frank’s full time in 1978 and has held various positions, including field sales, office sales, information technology and marketing. Mr. Mosing received his Bachelor of Science Degree in Economics from the University of Louisiana at Lafayette in 1978 and his Master of Business Administration from the Northwestern State University in 1993. Mr. Mosing was selected as a supervisory director because of his extensive experience and familiarity with the Frank’s companies. Mr. Mosing is the cousin of D. Keith Mosing and Kirkland D. Mosing.

Alexander Vriesendorp. Mr. Vriesendorp was appointed to the Supervisory Board in May 2016. Mr. Vriesendorp has been a partner of Shamrock Partners B.V. since 1996, which serves as the manager for the Vreedenlust venture capital funds. From 1998 until 2001, Mr. Vriesendorp served as chief executive officer of RMI Holland B.V., a valve manufacturer, in The Netherlands. From 1991 until 1995, he served as chief executive officer of the Nienhuis Group, a manufacturer and worldwide distributor of Montessori materials with its head office in The Netherlands. From 2000 until 2012, Mr. Vriesendorp served as a member of the Supervisory Board of Core Laboratories N.V., a Dutch company providing proprietary and patented reservoir description, production enhancement and reservoir management services and products to the oil and gas industry. He was also a member of the supervisory board of SAS Gouda for 12 years. SAS originally founded in 1896 in Gouda, The Netherlands, specialized in designing and manufacturing reliable deck equipment for the offshore oil and gas market. Mr. Vriesendorp has also served on the supervisory boards of various privately-held European companies. Mr. Vriesendorp received a Master in Law degree from Leiden University in The Netherlands. Mr. Vriesendorp was selected as a supervisory director because of his broad international experience, his knowledge of Dutch corporate governance based on his legal background, and his general business knowledge regarding European companies.

Status as a Controlled Company

The Company has elected to be treated as a “controlled company” as that term is set forth in Section 303A of the NYSE Listed Company Manual. Under Section 303A of the NYSE Listed Company Manual, a listed company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is considered a controlled company. The Mosing family currently controls approximately 78% of the combined voting power of the Common Stock. Accordingly, the Company is a “controlled company” as that term is defined in Section 303A of the NYSE Listed Company Manual.

Under the NYSE rules, a “controlled company” may elect not to comply with certain NYSE corporate governance requirements, including: (1) the requirement that a majority of its board of directors consist of independent directors; (2) the requirement that it have a Nominating and Governance Committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (3) the requirement that it have a Compensation Committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Notwithstanding the Company’s status as a controlled company, the Company remains subject to the NYSE corporate governance standard that requires the Company to have an Audit Committee composed entirely of independent directors. The Company has also chosen to have a Compensation Committee and a Nominating and Governance Committee composed entirely of independent directors.

The Company currently has a fully independent Audit Committee, a fully independent Compensation Committee and a fully independent Nominating and Governance Committee. Further, a majority of the Company’s Supervisory Board is comprised of independent directors.

Committees of the Supervisory Board

The Company’s Supervisory Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of the three committees have the composition and responsibilities described below. The Company may decide in the future to create additional committees. Committee compositions will be determined in May 2017 following this annual meeting.

Audit Committee

The Audit committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Company’s Supervisory Board, including: the selection of the Company’s independent accountants, the scope of the Company’s annual audits, fees to be paid to the independent accountants, the performance of the Company’s independent accountants and the Company’s accounting practices. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Company has adopted an audit committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the NYSE market standards, which is available at www.franksinternational.com.

Mr. Erikson, Mr. Kearney, and Mr. McMahon are the current members of the Audit Committee and Mr. McMahon is the chairman of the Audit Committee. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses the attributes outlined in Regulation S-K Item 407(d)(5)(ii) and (iii). The Supervisory Board has determined that each of Mr. Erikson, Mr. Kearney and Mr. McMahon is an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Company has determined that each of Messrs. Erikson, Kearney and McMahon are financially literate as defined by the rules and regulations of the SEC. Upon Mr. Erikson’s retirement from the Supervisory Board in May 2017, Mr. Drummond is expected to become a member of the Audit Committee.

Compensation Committee

The Company’s Compensation Committee was formed in August 2014 and currently consists of Mr. Erikson, Mr. Berry and Mr. Vriesendorp, with Mr. Erikson serving as the chairman.

The Compensation Committee oversees, reviews, acts on and reports on various compensation matters to the Company’s Supervisory Board, including: the compensation of the Company’s executive officers, supervisory directors and management directors; the Compensation Discussion and Analysis included in the Company’s proxy statement or Annual Report on Form 10-K and the Compensation Committee Report; compensation matters required by Dutch Law; and the discharge of the Supervisory Board’s responsibilities relating to compensation of the Company’s executive officers, supervisory directors and managing directors. The Company has adopted a compensation committee charter defining the committee’s primary duties, which is available at www.franksinternational.com.

The Compensation Committee is delegated all authority of the Supervisory Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees or to its chairman when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include other supervisory directors, members of the Company’s management, consultants or advisors, and such other persons as the Compensation Committee believes to be necessary or appropriate. Further, Meridian Consultants, LLC has been engaged to provide advice and recommendations regarding compensation. Upon Mr. Erikson’s retirement from the Supervisory Board in May 2017, Mr. Drummond is expected to become a member of the Compensation Committee.

Nominating and Governance Committee

The Company’s Nominating and Governance Committee was formed in May 2016 and currently consists of Mr. Berry, Mr. McMahon and Mr. Vriesendorp, with Mr. Berry serving as the chairman.

The Nominating and Governance Committee oversees, reviews, acts on and reports on various corporate governance matters to the Company’s Supervisory Board, including selection of director nominees; composition of the Supervisory Board and its committees; compliance with corporate governance guidelines; annual performance evaluations of the Supervisory Board and its committees; and succession planning of the Chief Executive Officer. The Company has adopted a nominating and governance committee charter defining the committee’s primary duties, which is available at www.franksinternational.com.

The Nominating and Governance Committee is delegated all authority of the Supervisory Board as may be required or advisable to fulfill the purposes of the Nominating and Governance Committee. The Nominating and Governance Committee may form and delegate some or all of its authority to subcommittees or to its chairman when it deems appropriate. Meetings may, at the discretion of the Nominating and Governance Committee, include other supervisory directors, members of the Company’s management, consultants or advisors, and such other persons as the Nominating and Governance Committee believes to be necessary or appropriate.

Director Independence

Rather than adopting categorical standards, the Supervisory Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the NYSE. After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and each director, as well as any significant charitable contributions the Company makes to organizations where its directors serve as board members or executive officers, the Supervisory Board has affirmatively determined each of Messrs. Berry, Erikson, Kearney, McMahon, Drummond and Vriesendorp have no material relationships with the Company and are independent as defined by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and by the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code.

Board and Committee Meetings

The Supervisory Board held ten meetings, the Audit Committee of the Supervisory Board held eight meetings, the Compensation Committee of the Supervisory Board held four meetings and the Nominating and Governance Committee held four meetings during 2016. The Management Board did not hold any formal meetings in 2016. During 2016, each of the Company’s supervisory directors attended at least 75% of the Supervisory Board meetings and the meetings of the committees on which that director served. The Company’s directors are encouraged to attend the annual meeting of shareholders. Each of the Company’s supervisory directors at the time attended the 2016 annual meeting of stockholders.

Selection of Supervisory Director Nominees and Shareholder Participation

Pursuant to the Company’s Articles, supervisory directors are appointed by the general meeting. The number of members of the Company’s Supervisory Board is determined from time to time at a general meeting upon a proposal by the Supervisory Board, but will not be greater than nine. Pursuant to the Company’s Articles, the Mosing family has the right to make a binding recommendation of one director for nomination to the Supervisory Board for each 10% of the outstanding Common Stock, they collectively beneficially own, up to a maximum of five directors.

The general meeting is free to appoint a supervisory director if no recommendation is made by the Mosing family within three months of a position becoming vacant. A recommendation submitted on time by the Mosing Family is binding. However, the general meeting may disregard the recommendation by the Mosing family if it adopts a resolution to that effect by a majority of no less than two-thirds of the votes cast, representing over one-half of the issued capital.

In evaluating supervisory director candidates, the Company assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Supervisory Board’s ability to oversee and direct the Company’s affairs and business, including, when applicable, to enhance the ability of committees of the Supervisory Board to fulfill their duties and the quality of the Supervisory Board’s deliberations and decisions. In evaluating supervisory directors, the Company considers diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, race and ethnicity. The Company will consider director candidates recommended by shareholders on the same basis as candidates recommended by the Supervisory Board and other sources. For a description of the procedures and qualifications required to submit shareholder proposals, including for nominating directors, please see “Shareholder Proposals.” Other than as described above, the Company does not have a policy regarding consideration of director candidates submitted by shareholders.

Communications with Directors of the Company

The Supervisory Board welcomes questions or comments about the Company and its operations. Interested parties who wish to communicate with the Supervisory Board, the non-employee or independent directors, or any individual director, may write to Frank’s International N.V., c/o U.S. Headquarters, Attention: Corporate Secretary—10260 Westheimer Rd., Suite 700, Houston, Texas 77042, Attention: Corporate Secretary. If requested, any questions or comments will be kept confidential to the extent reasonably possible. Depending on the subject matter, the Corporate Secretary, will:

•	forward the communication to the director or directors to whom it is addressed;

•	refer the inquiry to the appropriate corporate department if it is a matter that does not appear to require direct attention by the Supervisory Board or an individual director; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Supervisory Board. No member of the Company’s Supervisory Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

In August 2014, the Supervisory Board established a Compensation Committee, consisting of Messrs. Erikson, Luquette and Kearney. Mr. Berry replaced Mr. Luquette on the Compensation Committee in connection with Mr. Luquette’s appointment as President and Chief Executive Officer in January 2015. In May 2016, Mr. Vriesendorp replaced Mr. Berry on the Compensation Committee in connection with Mr. Berry’s appointment as the chairman of the Nominating and Governance Committee. We expect that the Compensation Committee will continue to handle compensation matters for the fiscal year ending December 31, 2017.

Risk Oversight

The Supervisory Board is actively involved in oversight of risks that could affect the Company. This oversight function is conducted primarily through the Audit Committee, but the full Supervisory Board retains responsibility for general oversight of risks. The Audit Committee is charged with oversight of the Company’s system of internal controls and risks relating to financial reporting, legal, regulatory and accounting compliance. The Company’s Supervisory Board will continue to satisfy its oversight responsibility through full reports from the Audit Committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks. In addition, the Company has internal audit systems in place to monitor adherence to policies and procedures and to support the Company’s internal audit function. The Company has an established practice of conducting enterprise risk assessments and fraud risk assessments on a recurring basis, the results of which are reviewed by the Supervisory Board.

Executive Sessions of the Supervisory Board

The non-management supervisory directors have regularly scheduled meetings in executive session. In the event the non-management supervisory directors include supervisory directors who are not independent under the listing requirements of the NYSE, then at least once a year, there will be an executive session including only independent supervisory directors. Mr. Kearney has presided at these meetings since May 14, 2014 when he was appointed as “Lead Supervisory Director”, the supervisory director who presides at these meetings. On January 1, 2016, Mr. Kearney assumed the position of non-Executive Chairman of the Supervisory Board. As Lead Supervisory Director, then non-Executive Chairman, he has been responsible for preparing an agenda for the meetings of the independent supervisory directors and conducting these meetings in executive session. Because of the appointment of a non-Executive Chairman, there is currently not a need for a Lead Supervisory Director.

Board Leadership Structure

Currently, Michael C. Kearney serves as our Chairman of the Supervisory Board. Douglas Stephens assumed the role of President and Chief Executive Officer in November 2016. The Supervisory Board believes that the current structure of separating the roles of Chairman of the Supervisory Board and President and Chief Executive Officer is in the best interests of the Company. The Supervisory Board believes this structure will allow Mr. Stephens to lead the business of the Company while Mr. Kearney is involved in the establishment of the Company’s strategic direction.

Code of Ethics for Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers

The Company’s Supervisory Board has adopted a Financial Code of Ethics for its Chief Executive Officer, Chief Financial Officer and all other financial and accounting officers. Any change to, or waiver from, the Financial Code of Ethics will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of the Company’s Financial Code of Ethics for its Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers is available on the Company’s website at www.franksinternational.com.

Code of Conduct

The Company’s Supervisory Board has adopted a Code of Business Conduct and Ethics applicable to the Company’s employees, supervisory directors, managing directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any change to, or waiver from, this Code of Business Conduct and Ethics may be made only by the Company’s Supervisory Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.franksinternational.com.

Corporate Governance Guidelines

The Company’s Supervisory Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.franksinternational.com.

COMPENSATION COMMITTEE REPORT

The Supervisory Board reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Supervisory Board recommended that such Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by the Compensation Committee

Sheldon R. Erikson (Chairman)

William B. Berry

Alexander Vriesendorp

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (this “CD&A”) provides information regarding the executive compensation program for (a) all individuals serving as the Company’s principal executive officer for the last completed year, (b) the Company’s principal financial officer for the last completed fiscal year, (c) the three other highest compensated executive officers at the end of such year, and (d) one other individual who served as an executive officer during the last completed fiscal year who would have been included in the foregoing clause (c) had he still been serving as executive officers at the end of the last completed fiscal year (collectively, the “Named Executive Officers”) and is intended to provide perspective regarding the Company’s executive compensation program, including the philosophy, objectives, compensation processes, and key components of compensation.

The following individuals were Named Executive Officers as of December 31, 2016:

•	Douglas Stephens, President and Chief Executive Officer (“CEO”) beginning November 15, 2016;

•	Gary P. Luquette, Director, President and CEO through November 14, 2016;

•	Jeffrey J. Bird, Executive Vice President and Chief Financial Officer;

•	Burney J. Latiolais, Jr., Executive Vice President, Global Operations beginning October 5, 2016 (Senior Vice President, Global Business Development and Sales through October 4, 2016);

•	Alejandro Cestero, Senior Vice President, General Counsel, Secretary, and Chief Compliance Officer;

•	Daniel A. Allinger, Senior Vice President, Global Human Resources; and

•	W. John Walker, Executive Vice President, Operations through August 15, 2016.

In 2016, several of our executive officers transitioned from their roles with the Company. Mr. Walker departed the Company effective August 15, 2016, and Mr. Luquette stepped down from his role as our CEO effective November 14, 2016, but remained employed with the Company through the end of 2016. Mr. Stephens became our President and CEO on November 15, 2016. Additionally, effective January 27, 2017, Mr. Allinger terminated employment with the Company, and effective March 1, 2017, Mr. Bird terminated employment with the Company.

Although this CD&A focuses on the Company’s executive compensation program during the last fiscal year, it also describes compensation actions taken before or after the 2016 fiscal year to the extent such discussion enhances the understanding of the Company’s executive compensation disclosure.

Overview of Executive Compensation and our Compensation Process

As described above in “Management – Status as a Controlled Company,” we are a “controlled company” within the meaning of the NYSE corporate governance standards. As a controlled company, the Company is not required to have a compensation committee; however, we have elected to have such a committee composed entirely of independent directors in order to conform to best governance practices and to help streamline administration of our executive compensation program. This compensation committee (the “Compensation Committee”) has responsibility to, among other things, establish and oversee the compensation arrangements described below. Throughout 2016, the Compensation Committee had primary responsibility over our executive compensation program, including the decisions regarding the various levels and forms of compensation for each of the Named Executive Officers. Factors considered in making this determination included overall market conditions, the goal of remaining competitive in the marketplace and incentivizing performance, and the particular Named Executive Officer’s role in contributing to the Company’s results.

We held our last advisory say-on-pay and say-on-frequency votes regarding executive compensation at our 2016 Annual Meeting. At that meeting, more than 99% of the votes cast by our shareholders approved the compensation paid to our named executive officers as described in the CD&A and the other related compensation tables and disclosures contained in our Proxy Statement filed with the SEC on March 30, 2016. The Company’s Supervisory Board and the Compensation Committee reviewed the results of this vote and concluded that this level of approval reflects strong shareholder support of our compensation strategy and programs. Nevertheless, the Compensation Committee implemented certain changes in 2016 to strengthen our pay-for-performance program and to better align our compensation practices with shareholder value. In accordance with the say-on-frequency preference expressed by our shareholders to conduct an advisory vote on executive compensation every three years, the next advisory vote will occur as part of the 2019 Annual Meeting.

The main components of our executive compensation program for 2016 consisted of the following items, which are described in greater detail in the sections below:

•	base salary;

•	annual cash incentive awards;

•	deferred compensation and equity-based long-term incentive compensation (comprised of both time-based vesting equity awards and performance-based equity awards);

•	severance benefits for certain terminations of employment; and

•	limited perquisites, which were phased out in 2016.

In 2016, none of our Named Executive Officers was subject to an employment agreement providing for guaranteed compensation amounts or severance protection for terminations of employment However, Mr. Stephens, our Chief Executive Officer, is party to an Offer Letter that provides for certain levels of annual base salary, target bonus opportunities, and equity based incentive awards, and our Executive Change-in-Control Severance Plan provides severance protection in connection with certain qualifying terminations following a change in control. See “— Potential Payments upon Termination or a Change in Control,” for a more detailed discussion of all of our arrangements providing for payments upon a termination or change in control. In addition, in order to facilitate alignment of our executives’ interests with those of our shareholders, the Compensation Committee maintains stock ownership guidelines for our executive officers and members of the Supervisory Board, which require our executive officers and directors to maintain certain minimum levels of stock ownership in the Company (ranging from 2-5 times the individual’s annual base salary or annual base cash retainer, as applicable), to be achieved within five years of the individual’s appointment to the applicable position covered by the guidelines.

Program Highlights for 2016

In 2016, the Compensation Committee continued to work with its compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to refine the Company’s executive compensation arrangements to ensure that (i) total executive compensation is in line with the executive compensation among the Company’s peer group, and (ii) overall compensation aligns the executives’ interests with those of the Company’s stockholders by tying a meaningful portion of each executive’s cash and equity to the achievement of performance targets and by including both time-based and performance-based vesting requirements in the long-term equity incentive compensation awards. In connection with this process, the Company implemented certain changes during 2016 to better reflect our status as a public company.

Consistent with the above, the Compensation Committee modified the long-term incentive program for awards, beginning with grants made in 2016. Specifically, long-term incentives that were granted in February 2016 to the Company’s top executives reflect a new long-term incentive (“LTI”) philosophy designed to strengthen the Company’s pay and performance alignment and support its pay-for-performance objectives.

•	These LTI awards granted to our top executive officers were allocated 50% in the form of time-based restricted stock units and 50% in the form of performance-based restricted stock units.

•	The performance-based restricted stock units are to be earned based on the Company’s total shareholder return over a three-year period relative to the peer group.

The Company’s perquisite practice also changed in 2016. Consistent with the Compensation Committee’s philosophy to limit perquisites and emphasize performance-based incentives, it phased out its limited perquisites such as automobile allowances and country club dues.

Because the Company’s performance in 2016 relative to the annual performance goals included in our short-term incentive program failed to achieve minimum performance goals required for a payout (except with respect to safety metrics), the Compensation Committee determined that no annual cash incentive plan payments would be paid to our Named Executive Officers for 2016.

The Company continues to maintain executive compensation programs that reflect positive corporate governance features, including:

•	A large portion of total compensation is provided under variable, at-risk performance-based elements to align pay and performance.

•	Multiple performance metrics are utilized across our short- and long-term incentive plans.

•	Maximum payout is limited under our short- and long-term incentive plans.

•	We maintain stock ownership guidelines for officers and non-employee directors.

•	Anti-hedging and anti-pledging policies are included in our Insider Trading Policy.

•	The Compensation Committee engages an independent outside consultant to help the Committee evaluate and monitor our compensation program.

•	We utilize reasonable post-employment and change-in-control provisions that do not allow for single-trigger cash severance or excise tax gross-ups.

Objectives of the Compensation Program

The Company is focused on establishing an executive compensation program that is intended to attract, motivate, and retain key executives and to reward executives for creating and increasing the value of the Company. These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the Named Executive Officers. We annually reevaluate whether our compensation programs and the levels of pay awarded under each element of compensation achieve these objectives.

To ensure the Company continues to meet its compensation objectives as a public company, we have been working with Meridian and using market data to develop an understanding of the current compensation practices among peers and to ensure that our executive compensation program will be benchmarked against peers within the industry. In furtherance of this goal, the Compensation Committee determined, based on data provided by Meridian, to make certain changes to the peer group used for purposes of evaluating our compensation practices for 2016. Accordingly, a peer group consisting of the following 16 companies was used for purposes of establishing our executive compensation program for 2016:

•	C&J Energy Services, Inc.*

•	Core Laboratories N.V.

•	Dril-Quip, Inc.

•	Forum Energy Technologies, Inc.

•	Helix Energy Solutions Group, Inc.

•	Hornbeck Offshore Services, Inc.

•	Matrix Service Co.

•	McDermott International, Inc.

•	Newpark Resources, Inc.

•	Oceaneering International, Inc.

•	Oil States International, Inc.

•	RPC, Inc.

•	SEACOR Holdings Inc.

•	Tesco Corporation

•	Tetra Technologies, Inc.

*	Note that C&J Energy Services, Inc. is being removed from our peer group in 2017 due to the company’s bankruptcy filing.

Meridian worked with our Compensation Committee to select this group of publicly traded companies from the same or similar industries and within a certain range of our annual revenue to serve as the Company’s peer group for purposes of obtaining data regarding the compensation practices of peers. The Compensation Committee evaluates this peer group from time to time. This peer group was also used under the performance-based restricted stock unit awards that the Company granted in February 2016 for purposes of determining the Company’s total shareholder return performance relative to its peers. In order to ensure that the Company’s total compensation program is competitive with its peers, the Compensation Committee approved the specific allocation of each Named Executive Officer’s total targeted compensation for 2016 among the various compensation elements.

Components of the Company’s Executive Compensation Program

For 2016, the Named Executive Officers’ annual cash incentive opportunities were awarded pursuant to specific formulas based on Company performance measures, subject to discretionary adjustment for certain executives based on individual performance. In addition, each of the Named Executive Officers was eligible to receive long-term incentive awards and to participate in the Frank’s Executive Deferred Compensation Plan (the “EDC Plan”), which plan has historically allowed for the granting of discretionary Company contributions that vest at the end of a five-year period. Finally, certain of the Named Executive Officers are eligible for limited perquisites, which are discussed below. The Company believes this mix of compensation aligns its executives’ compensation with the Company’s short-term and long-term goals, as well as with the interests of the Company’s stockholders.

The Company offers change-in-control severance protection through its Executive Change-in-Control Severance Program. In light of this arrangement, none of the Named Executive Officers are party to an employment agreement.

Below is a description of each of the principal elements of the Company’s compensation programs in effect as of the close of our most recent fiscal year and the Company’s view on these elements. The Company recognizes that in connection with the review the Supervisory Board or Compensation Committee is undertaking with Meridian, the goals themselves and the methods of implementing those goals may change in the future.

Base Salary

Each Named Executive Officer’s base salary is a fixed component of compensation for each year for performing specific job responsibilities. It represents the minimum income a Named Executive Officer may receive in any year. Base salaries are generally reviewed by the Compensation Committee on an annual basis for each Named Executive Officer based on market and peer group data provided by Meridian, the Company’s performance, cost-of-living adjustments, and the individual’s performance, experience, and responsibilities. Base salaries are also re-evaluated at the time of any promotion or significant change in job responsibilities. Based on the Compensation Committee’s evaluation of current industry conditions, market data provided by Meridian, and the company’s compensation philosophy and goals, no material changes in base salary were implemented in 2016, and the following base salaries from 2015 remained in place at the beginning of 2016:

•	$750,000 for Mr. Luquette

•	$400,000 for Mr. Bird

•	$363,000 for Mr. Latiolais (increased during the year, as described below)

•	$425,000 for Mr. Cestero

•	$275,000 for Mr. Allinger

•	$500,000 for Mr. Walker

When Mr. Stephens was hired as our new CEO in November 2016 and pursuant to his offer letter, his initial base salary was set at $650,000, subject to periodic review by the Supervisory Board or a committee thereof, which review is expected to occur annually or more frequently from time to time in the discretion of the Supervisory Board or the Compensation Committee.

In connection with the promotion of Mr. Latiolais to the role of Executive Vice President of Global Operations in October 2016, his annual base salary was increased to $400,000.

In the future, the Company expects the Compensation Committee will continue to review base salaries on an annual basis to determine if the Company’s financial and operating performance, as well as the executive officer’s personal performance, the cost of living factor, market conditions, and any other factors that the Compensation Committee deems appropriate to consider, support any adjustment to the executive officer’s base salary. The amounts set forth in the Summary Compensation Table below do not reflect the annual rate of salary that is “set” for the year, but what is considered “earned” for that year; thus they may differ slightly from these amounts due to normal payroll practices.

Annual Cash Incentives

Our annual incentive program in 2016 was designed to provide our Named Executive Officers with an annual incentive opportunity that was tied to certain metrics measuring the Company’s performance (including an emphasis on the importance of safety in measuring such performance) while remaining competitive with our peers.

The annual incentive program is a short-term cash incentive program, which has a one-year performance period and is intended to reward executives for Company and individual performance. In 2016, the Compensation Committee continued to evaluate and oversee the annual incentive program for our Named Executive Officers, in consultation with Meridian. Based on this evaluation and similar to the annual incentive program for 2015, the annual incentive program for 2016 provided for a target incentive opportunity expressed as a percentage of each executive officer’s salary, depending on the Company’s achievement of three corporate-wide quantitative and formulaic performance goals, with each metric being weighted as follows in determining the potential payout for each Named Executive Officer:

(1) Return on Average Capital Employed (ROACE) (weighted 50%);

(2) Revenue performance goals (weighted 35%); and

(3) Safety goals (weighted 15%).

These guidelines were approved to ensure that our goals and targets continue to ultimately reflect our true performance. Payouts based on the achievement of these goals could be modified up to 20% based on individual performance.

If the Company achieved the target performance metrics for 2016, the cash incentive awards for the Named Executive Officers were expected to be paid at target levels, with no payout unless the threshold level of at least 75% of the target metrics was achieved. In order to create additional incentive for exceptional Company performance based on the metrics described above, annual incentive awards for 2016 for our Named Executive Officers could be paid at up to two times the target payout if maximum performance metrics were met, but it is not expected that payment at this level will occur in most years.

For 2016, the target award for each of these Named Executive Officers was set at a percentage of the annual rate of base salary in effect at the end of 2016, as follows:

Name	Target Annual Incentive Award (% of Annual Base Salary)
Gary P. Luquette	100%
Jeffrey J. Bird	87.5%
Burney J. Latiolais, Jr.	75%/100%*
Alejandro Cestero	75%
Dan Allinger	50%
W. John Walker	100%

Payouts under these awards could range from 0x to 2x the target percentage identified in the table above, depending on performance relative to the specified performance metrics, as follows:

Level	Performance	Payout Opportunity
Below Threshold	Below 75% of Target Goals	0%
Threshold	75% of Target Goals	50% of Target %
Target	98% to 102% of Target Goals	100% of Target %
Maximum	125% of Target Goals	200% of Target %

For performance achievement between threshold, target, and maximum levels, payouts are interpolated on a sliding scale between levels. In 2016, the Company’s performance did not meet the threshold performance requirements required for a payout, except with respect to the safety metric, and the Compensation Committee exercised negative discretion and determined that no annual cash incentive plan payments would be paid to Named Executive Officers for 2016. As such, Mr. Stephens was also not presented with a bonus opportunity since this determination was made prior to his appointment.

Long-Term Incentives

Executive Deferred Compensation (EDC) Plan

The Company may provide long-term incentives through discretionary Company contributions under the Executive Deferred Compensation (EDC) Plan for each of the Named Executive Officers participating in the plan. Any such contributions are scheduled to vest in full after five years and have previously served as a long-term retention tool. In prior years, discretionary Company contributions have generally been approved on behalf of our executive officers, but no such contributions were made in 2016.

The EDC Plan also allows each Named Executive Officer to elect to defer a percentage of his compensation (defined as the Named Executive Officer’s base salary, bonus, commission, and any other cash or equity-based compensation approved by the plan’s administrative committee) until the executive’s termination of employment or until a future date specified by the executive at the time of his deferral election.

In 2016, the Compensation Committee determined that it would not make any discretionary Company contributions under the EDC Plan for 2016 for any of the Named Executive Officers, in order to focus its long-term incentives on other elements of compensation, such as awards granted under the company’s long-term incentive plan and stock purchased under the ESPP (both plans, as described below) – incentives that more closely align the Named Executive Officers’ long-term incentive compensation with the interests of our shareholders.

To create additional incentives for the executive officers to continue to grow value for the Company, the Company established the Frank’s International N.V. Long-Term Incentive Plan (the “LTIP”) and an employee stock purchase plan intended to satisfy the requirements of section 423 of the Internal Revenue Code of 1986, as amended (the “Code,” and such plan, the “ESPP”). Both the ESPP and the LTIP were adopted by the Company’s Board and approved by stockholders prior to the completion of the initial public offering. The Company believes that including an equity component to the Company’s compensation program is vital to align the executive officers’ interests with equity holders’ interests through shared ownership.

Long-Term Incentive Plan (LTIP)

We believe a formal long-term equity-based incentive program is important and consistent with the compensation programs of the companies in our peer group. We maintain the LTIP, which is an omnibus long-term incentive plan that provides for the grant to our Named Executive Officers and other eligible employees of a variety of awards, such as stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, bonus stock, cash awards, substitute awards, and other stock-based awards, any of which may be designed as performance awards or made subject to other conditions. In connection with our initial public offering, our shareholders approved the reservation of 20,000,000 shares for issuance pursuant to awards granted under the LTIP. We believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:

•	balances short and long-term objectives;

•	aligns our executives’ interests with the long-term interests of our stockholders;

•	rewards long-term performance relative to industry peers;

•	makes our compensation program competitive from a total remuneration standpoint;

•	encourages executive retention; and

•	gives executives the opportunity to share in our long-term value creation.

Our Compensation Committee has the authority under the LTIP to award incentive equity compensation to our executive officers in such amounts and on such terms as the committee determines appropriate in its sole discretion. To date, our long-term equity-based incentive compensation has consisted of grants of restricted stock unit (“RSU”) awards; however, our Compensation Committee may determine in the future that different and/or additional award types are appropriate. An RSU is a notional share of the Company’s common stock that entitles the grantee to receive a share of common stock upon the vesting of the RSU or, in the discretion of the plan administrator, the cash equivalent to the value of a share of the Company’s common stock. We believe RSUs effectively align our executive officers with the interests of our stockholders on a long-term basis and have retentive attributes.

Each of Messrs. Walker and Latiolais were granted RSUs in connection with our initial public offering, which are still outstanding and will vest in 2017 (except for those RSUs awarded to Mr. Walker, for whom vesting was accelerated in connection with his separation from the Company in 2016, as described in the section below entitled “— Potential Payments Upon Termination or a Change in Control”). In February of 2015, we began our practice of making annual grants of RSUs to our Named Executive Officers. These 2015 awards were provided to Messrs. Bird, Walker and Latiolais and generally provided for ratable vesting over a period of three years.

In 2016, the Compensation Committee implemented changes in the long-term incentive program for the Company’s Executive Leadership Team. Starting in 2016, 50% of the annual RSU awards granted to Messrs. Luquette, Bird, Walker, Cestero, and Allinger were provided in the form of performance-based RSUs (“PRSUs”), while the remaining 50% of annual RSUs (as well as 100% of the RSUs granted to Mr. Latiolais) continued to be provided in the form of time-based RSUs. The 2016 PRSUs vest at the end of a three-year performance period, subject to both the awardholder’s continuous employment and the company’s total shareholder return (“TSR”) performance as compared to the TSR performance of its peer group, with payout determined as follows (payout percentage is applied to the target level, which is the target number of PRSUs denominated in the award):

Level	TSR Percentile Rank vs. Peer Group	Payout Percentage
Maximum	75th Percentile and above	150% of Target Level
Target	50th percentile	100% of Target Level
Threshold	25th percentile	50% of Target Level
	Below 25th percentile	0%

Special Off-Cycle Awards

In addition to the RSUs and PRSUs described above, our new Named Executive Officers have typically received one-time grants of time-based RSUs in connection with their appointments as executive officers of the Company.    For example, Messrs. Stephens, Bird, and Cestero were granted time-based RSUs in November 2016 (vesting in three annual installments on each annual anniversary date of grant), December 2014 (which became fully vested December 2016), and August 2015 (vesting in three annual installments on September 1 of each successive year), respectively. Additionally, Messrs. Bird and Cestero were granted one-time RSU awards of 9,929 shares (equal to $125,000 divided by the then current stock price) plus a cash award of $125,000, as special incentive/retention awards granted during the fourth quarter of 2016 due to their exceptional performance in 2016 and to further the Company’s retention goals. The retention RSUs as well as the cash component are scheduled to vest in full on December 1, 2018, subject to continued employment through such date. Since Mr. Bird has resigned from the Company, he has forfeited these incentives.

It is expected that the Compensation Committee will continue to evaluate a grant policy for equity awards to determine the number of awards to be granted to Named Executive Officers in the future, when the awards will be granted, the schedule on which the awards will become vested, any performance conditions upon which the grants or vesting will be based, and other terms and conditions relating to awards.

Employee Stock Purchase Plan

As described above, prior to the completion of the Company’s initial public offering, the Supervisory Board adopted, and shareholders approved, an ESPP, in order to enable eligible employees (including the Named Executive Officers) to purchase shares of the Company’s Common Stock at a discount following the effective date of the ESPP, which was January 1, 2015. This plan encourages stock ownership and aligns the interests of the executives with our shareholders. Purchases under the ESPP are accomplished through participation in discrete offering periods. This ESPP is intended to qualify as an employee stock purchase under section 423 of the Code. A maximum of 3,000,000 shares of the Company’s Common Stock has been reserved for issuance under the ESPP, subject to appropriate adjustments to reflect changes in the Common Stock caused by certain events like stock splits or a change in control. The number of shares of stock that may be granted to any single participant in any single option period will be subject to certain limitations set forth in the plan.

Severance Benefits

None of our Named Executive Officers is a party to an individual employment agreement providing for severance upon a termination of employment. However, in 2015, the Supervisory Board approved and adopted an Executive Change-in-Control Severance Plan providing severance payments in a “double-trigger” situation. Under this plan, the Named Executive Officers are entitled to receive a cash severance equal to two times the sum of the executive’s annual base salary and target incentive opportunity for the year of termination upon a qualifying termination, which is defined as an involuntary termination with the 24-month period following a change in control. There are no single-trigger change-of-control payments provided under this plan, nor do we provide any 280G parachute payment tax gross-ups. However, we believe that competitive double-trigger payments provides financial protection to employees following an involuntary loss of employment in connection with a change in control. We believe that these types of benefits enable our executives to focus on important business decisions in the event of any future acquisition of our business, without regard to how the transaction may affect them personally. We believe that this structure provides executives with an appropriate incentive to cooperate in completing a change in control transaction if such transaction is in the best interest of the Company and its shareholders.

In addition, the Named Executive Officers are entitled to accelerated vesting under the terms of certain outstanding RSU awards upon qualifying terminations of employment (subject to certain restrictive covenant obligations) and accelerated vesting of Company contributions under the Company’s EDC Plan.

Finally, in connection with their termination of employment in 2016, we entered into a separation agreement with each of Messrs. Luquette and Walker. See “— Potential Payments upon Termination or a Change in Control,” for a more detailed discussion of the payments and benefits provided under these arrangements. We believe that these arrangements help to ensure the day-to-day stability and focus of our management team and are consistent with competitive practices.

Perquisites and Other Compensation Elements

The Company offers participation in broad-based retirement, health, and welfare plans to all employees. The Company currently maintains a plan intended to provide benefits under section 401(k) of the Code where employees are allowed to contribute portions of their base compensation into a retirement account (the “401(k) Plan”). In 2016, the Company’s matching contribution rate was 100% of the first 3% of eligible compensation deferred by an employee and 50% on any employee contributions between 4% and 6% of eligible compensation, up to the annual allowable IRS limits. The 401(k) Plan is designed to encourage all employees, including the participating Named Executive Officers, to save for the future.

The Company has historically provided limited perquisites for its Named Executive Officers. However, in 2015, the Compensation Committee evaluated its historic perquisite practice as part of its compensation evaluation process with Meridian and made a change to this program to eliminate the provision of automobile allowances and club dues for its Named Executive Officers in light of the market-based base salary, equity-based long-term incentive, and other elements of compensation that the Named Executive Officers now receive. This change was phased in over the 2016 calendar year. However, the Company provided supplemental life insurance for Mr. Walker due to the level of global travel required for his role. In addition, in order to satisfy certain employment tax requirements applicable upon the vesting of Company contribution accounts under the EDC Plan, the Company elected to pay these FICA taxes relating to these vesting events on behalf of the Named Executive Officers and to gross them up for these taxes. The Company determined that it was appropriate to provide these FICA tax payments and related gross-ups due to the timing of this requirement; however, the Company has not made any determinations about the continued application of any such FICA tax payments and gross-ups for future vesting events that may occur for Named Executive Officers under RSU awards or for other vesting tranches under EDC Plan company contribution accounts.

Risk Assessment

The Company’s Supervisory Board has reviewed the Company’s compensation policies as generally applicable to employees and believes that these policies do not encourage excessive or unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

•	The Company’s overall compensation levels are competitive with the market.

•	The Company’s compensation mix is balanced among (i) fixed components, like salary and benefits, (ii) annual incentives that reward the Company’s overall financial and business performance, business unit financial performance, operational measures, and individual performance, and (iii) long-term incentives that align executives’ interests with those of our shareholders, encouraging them to preserve long-term shareholder value and avoid excessive risks.

•	Multiple performance metrics are used across the short- and long-term incentive program.

•	Incentive programs have maximum payout limitations.

•	We have clawback provisions in key agreements, such as our RSU award agreements and the Executive Change-in-Control Severance Program.

In summary, although a portion of the compensation provided to the Named Executive Officers may be based on the Company’s performance and on the individual successes of the employee, the Company believes its compensation programs do not encourage excessive and unnecessary risk-taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both short- and long-term operational and financial goals of the Company; our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests of executives and stockholders, thereby reducing the incentives for unnecessary risk-taking. Facets of compensation that incentivize these executives but mitigate risk-taking have been and will continue to be one of the many factors considered by the Compensation Committee and the Supervisory Board (as applicable) during its review of the Company’s compensation programs and during the design of new programs that have become, or may yet become, effective in connection with the Company’s continued growth and development as a publicly traded company. In the future, the Compensation Committee or the Supervisory Board will seek to ensure that any changes made to the compensation programs do not encourage excessive or unnecessary risk-taking and that any level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

Our Named Executive Officers are subject to stock ownership guidelines that were established by our Supervisory Board. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our stockholders. The guidelines are expressed in terms of the value of our executive officers’ equity holdings as a multiple of each currently employed executive officer’s base salary, as follows:

Officer Level	Ownership Guideline
President/Chief Executive Officer	5x annualized base salary
Direct Reports to the CEO (SVP or higher)	3x annualized base salary
All other executive officers	2x annualized base salary

These stock ownership levels must be achieved by each individual within 5 years of the later of the date that the stock ownership guidelines became effective in 2015 or the date that the individual was first appointed as an executive officer or Direct Report to the CEO (with such 5-year period resetting upon an officer’s promotion to a higher ownership guideline multiple). Messrs. Bird, Cestero, Allinger, and Walker served as Direct Reports to the CEO during 2016.

Equity interests that count toward the satisfaction of the ownership guidelines include stock owned outright by the employee or jointly owned, stock owned indirectly by the employee (e.g., by a spouse or in a trust for the benefit of the executive or his family), stock held under the officer’s account under any company-sponsored retirement plan or under the Company’s employee stock purchase plan, unvested RSUs or restricted stock held by the officer, any non-restricted shares granted to the officer pursuant to the LTIP, and any stock purchased by the officer in the open market. During the five-year grace period for compliance, an individual may not sell any shares of common stock, except for personally-held shares, until that individual’s stock ownership level has been achieved. To the extent shares of common stock have been sold from vested RSUs granted by the Company, the equivalent amount of personally-held shares of common stock may not be sold unless the individual has satisfied their applicable ownership level. Pursuant to our Stock Ownership Guidelines, ownership is calculated based on an individual’s annual base salary and the average closing price of a share of the Company’s common stock over the previous calendar year.

Additionally, we have stock ownership guidelines for our non-employee directors, requiring a minimum holding of 5x the annualized cash retainer. For information regarding these guidelines, please see “Director Compensation” below.

Accounting and Tax Considerations

Section 162(m) of the Code limits the deductibility of certain compensation expenses in excess of $1,000,000 to certain of executive officers in any fiscal year. Compensation that is “performance based” is excluded from this limitation. For compensation to be “performance based,” it must meet certain criteria, including being payable only upon the attainment of predetermined, objective performance goals based upon performance criteria approved by the Company’s stockholders, which approval we obtained at our annual meeting of shareholders held in 2015, and having such goals be established and the attainment of which certified by a committee of the Supervisory Board that consists only of “outside directors.”

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives. The Company believes that maintaining the discretion to evaluate the performance of executive officers is an important part of the Company’s responsibilities and benefits public stockholders, and therefore, the Company may award compensation to the Named Executive Officers that is not fully deductible if it is determined that such compensation is consistent with the Company’s compensation philosophy and benefits stockholders. Regardless, section 162(m) of the Code provides that certain compensation of corporations which are privately held and which become publicly held in an initial public offering will not be subject to the deduction limitations of section 162(m) for a transition period following such initial public offering. It is anticipated that the Company’s annual incentive program and certain awards of equity compensation may satisfy the requirements of this exception during the transition period, which encompassed 2016.

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, section 409A of the Code.

Any equity awards granted to our employees, including executive officers, pursuant to the LTIP is reflected in the Company’s consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with FASB Accounting Standards Codification, Topic 718, “Compensation—Stock Compensation.”

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the annual compensation earned by or granted to the Named Executive Officers during the 2016, 2015, and 2014 fiscal years. For an explanation of the compensation mix and the relative amounts of each compensation element, please see the “Components of the Company’s Executive Compensation Program” section of our Compensation Discussion and Analysis above.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Douglas Stephens President and Chief Executive Officer	2016	82,500	—	300,132	—	—	—	382,632
Gary P. Luquette Former President, Former Chief Executive Officer and Supervisory Director	2016	750,000	—	2,881,108	—	—	11,925	3,643,033
	2015	710,543	750,000	—	772,500	—	29,716	2,262,759
Jeffrey J. Bird Executive Vice President and Chief Financial Officer	2016	400,000	—	887,454	—	—	11,925	1,299,379
	2015	400,000	227,500	—	360,500	—	3,000	991,000
	2014	33,333	187,500	374,991	—	—	—	595,824
Alejandro Cestero Senior Vice President, General Counsel, Secretary and Chief Compliance Officer	2016	425,000	—	445,684	—	—	11,925	882,609
Burney J. Latiolais, Jr. Executive Vice President, Global Operations	2016	372,391	—	277,346	—	47,116	13,400	710,253
	2015	363,000	—	243,288	252,376	—	16,379	875,043
	2014	363,000	—	—	272,250	9,948	90,546	735,744
Daniel A. Allinger Senior Vice President, Global Human Resources	2016	275,000	—	132,061	—	6,527	11,925	425,513
W. John Walker Former Executive Vice President, Operations	2016	379,446	—	960,369	—	140,873	1,899,718	3,380,406
	2015	557,692	—	893,628	465,000	—	16,560	1,932,880
	2014	483,352	—	—	500,000	44,967	101,367	1,129,686

(1)	The amounts reflected in this column include total annual salary earned for the fiscal year, regardless of whether any of these amounts were deferred under our deferred compensation arrangements or otherwise paid in another year. The salary amounts for Messrs. Stephens and Walker represent a pro-rated portion of their annual rate of base pay to correspond to their period of employment with the Company in 2016. In addition to regular annual salary, Mr. Walker received a cash payment equal to $62,923.08 for accrued but unused vacation and sick time in connection with his termination; this payment to Mr. Walker is included in his salary amount in this column.
(2)	The amounts reflected in this column for 2016 reflect equity grants of RSUs and PRSUs granted in 2016, the details of which are reflected in the “Components of the Company’s Executive Compensation Program” section of our Compensation Discussion and Analysis above. All amounts reflected in this column represent the aggregate grant date fair value of the awards granted to the Named Executive Officers calculated pursuant to FASB ASC Topic 718, disregarding any potential forfeitures. Please see Note 16 to our Consolidated Financial Statements for the 2016 fiscal year within our Form 10-K, filed with the SEC on February 24, 2017, for more details on the valuation assumptions for these equity awards.
(3)	All amounts in this column relate to above-market or preferential earnings on compensation deferred under our EDC Plan. The amounts reflected in this column for the 2016 fiscal year reflect the portion of the earnings that accrued under the EDC Plan in 2016 that were determined to be above-market or preferential under the SEC’s rules, using 120% of the applicable federal long-term rate as the reference rate. See the section entitled, “Non-Qualified Deferred Compensation Table,” below for more information about non-qualified deferred contribution earnings for our Named Executive Officers.

(4)	The amounts reflected in this column for the last completed fiscal year include the specific items reflected in the All Other Compensation table below.

All Other Compensation:

Name	Employer Matching Contributions Under 401(k) Plan ($)	Life Insurance Premiums ($)	Tax Payments and Gross Up Amounts ($)(1)	Severance ($)(2)	Total ($)(3)
Douglas Stephens	—	—	—	—	—
Gary P. Luquette	11,925	—	—	—	11,925
Jeffrey J. Bird	11,925	—	—	—	11,925
Alejandro Cestero	11,925	—	—	—	11,925
Burney J. Latiolais, Jr.	11,925	—	1,475	—	13,400
Daniel A. Allinger	11,925	—	—	—	11,925
W. John Walker	11,925	1,705	6,275	1,879,813	1,899,718

(1)	This column reflects certain taxes and gross ups paid on behalf of certain of our Named Executive Officers in connection with their vesting in the Company’s contributions to their EDC Plan accounts. For additional details, please see the discussion in the CD&A regarding “Components of the Company’s Executive Compensation Plan – Perquisites and Other Compensation Elements” above.
(2)	This column reflects severance payments made to departing Named Executive Officers. In accordance with Mr. Walker’s separation agreement, he received a lump-sum cash payment of $1,024,000 as well as a $13,272 reimbursement of COBRA premiums, $566,369 in accelerated vesting of equity awards, $261,172 in accelerated EDC Plan contributions, and $15,000 of outplacement assistance. Although Mr. Luquette’s separation and consulting agreement also provides for certain payments, these payments remain subject to his continued cooperation and certain restrictive covenants and are therefore omitted from the above table. For more information regarding payments received by the Named Executive Officers upon termination, please see the “Potential Payments upon Termination or a Change in Control” discussion below.
(3)	This total does not reflect the value of any perquisites, as no Named Executive Officer received perquisites with an aggregate value of $10,000 or more.

Grants of Plan-Based Awards for 2016

	Type	Committee Approval Date	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards
Name				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)(4)	($)(5)
Douglas Stephens	RSU	11/15/2016	11/15/2016	—	—	—	—	—	—	28,261	300,132
Gary P. Luquette	PRSU	2/23/2016	2/23/2016	—	—	—	55,556	111,111	166,667	—	1,578,887
	RSU	2/23/2016	2/23/2016	—	—	—	—	—	—	111,111	1,302,221
	Cash	—	—	375,000	750,000	1,500,000	—	—	—	—	—
Jeffrey J. Bird	PRSU	2/23/2016	2/23/2016	—	—	—	14,815	29,630	44,445	—	421,042
	RSU	2/23/2016	2/23/2016	—	—	—	—	—	—	29,630	347,264
	RSU	10/31/2016	12/01/2016	—	—	—	—	—	—	9,929	119,148
	Cash	—	—	175,000	350,000	700,000	—	—	—	—	—
Alejandro Cestero	PRSU	2/23/2016	2/23/2016	—	—	—	6,297	12,593	18,890	—	178,947
	RSU	2/23/2016	2/23/2016	—	—	—	—	—	—	12,593	147,590
	RSU	10/31/2016	12/01/2016	—	—	—	—	—	—	9,929	119,148
	Cash	—	—	159,375	318,750	637,500	—	—	—	—	—
Burney J. Latiolais, Jr	RSU	5/11/2016	5/11/2016	—	—	—	—	—	—	20,200	277,346
	Cash(6)	—	—	136,125	272,250	544,500	—	—	—	—	—
Daniel A. Allinger	PRSU	2/23/2016	2/23/2016	—	—	—	2,547	5,093	7,640	—	72,372
	RSU	2/23/2016	2/23/2016	—	—	—	—	—	—	5,093	59,690
	Cash	—	—	68,750	137,500	275,000	—	—	—	—	—
W. John Walker	PRSU	2/23/2016	2/23/2016	—	—	—	18,519	37,037	55,556	—	526,296
	RSU	2/23/2016	2/23/2016	—	—	—	—	—	—	37,037	434,074
	Cash	—	—	250,000	500,000	1,000,000	—	—	—	—	—

(1)	The dates included in this column reflect the dates that the equity awards disclosed in the table were granted.
(2)	Represents cash awards under the Company’s annual incentive program. The “Target” column represents the potential incentive opportunity set as a percentage of each executive officer’s salary. Amounts reported in the “Threshold” column reflect 50% of the target amount for each Named Executive Officer and amounts in the “Maximum” column reflect 200% of the target amount for each Named Executive Officer. If less than minimum levels of performance are attained with respect to the applicable performance goals, then no amount will be earned. Performance targets and target awards for the cash awards reported above are described under “Compensation Discussion and Analysis—Components of the Company’s Executive Compensation Program—Annual Cash Incentives.”
(3)	Represents the potential number of shares payable under the performance-based restricted stock units (or PRSUs) granted under the LTIP. Amounts reported (a) in the “Threshold” column reflect 50% of the target number of shares denominated under each Named Executive Officer’s PRSU award, which, in accordance with SEC rules, is the minimum amount payable for a certain level of performance under the PRSUs, (b) in the “Target” column reflect 100% of the target number of shares denominated under each Named Executive Officer’s PRSU award, which is the target amount payable under the PRSU awards for performance at target levels, and (c) in the “Maximum” column reflect 150% of the target number of shares denominated under the PRSUs, which is the maximum amount payable for performance at maximum levels. If less than minimum levels of performance are attained with respect to the total shareholder return (TSR) performance metrics applicable to the PRSUs, then 0% of the target number of PRSUs awarded will be earned. The number of shares actually delivered at the end of the performance period may vary from the target number of PRSUs, based on our achievement of the specific performance measures. Performance targets and target awards for the awards reported above are described under “Compensation Discussion and Analysis—Components of the Company’s Executive Compensation Program—Long Term Incentives—Long-Term Incentive Plan.”
(4)	Represents shares of restricted stock units subject to time-based vesting conditions granted under the LTIP. The terms of these grants are described under “Compensation Discussion and Analysis—Components of the Company’s Executive Compensation Program—Long Term Incentives—Long-Term Incentive Plan.”
(5)	See Note 2 in the Summary Compensation Table above for information on the value of the RSUs (the “2016 RSUs”) and PRSUs (the “2016 PRSUs”) granted in 2016.
(6)	In connection with his promotion to Executive Vice President, Global Operations, Mr. Latiolais received a salary increase as well as an increase target annual incentive payout percentage, resulting in an increase in his potential award under the Company’s annual incentive program. The increased threshold, target, and maximum amounts for Mr. Latiolais resulting from these changes are $200,000, $400,000 and $800,000, respectively.

Narrative Description to the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2016 Fiscal Year

Summary Compensation Table. None of our Named Executives Officers was party to an employment agreement with the Company during the 2016 fiscal year. However, as disclosed in our Compensation Discussion and Analysis, Mr. Stephens is party to an offer letter that provides for certain levels of annual base salary, target bonus opportunities, and equity based incentive awards. More specifically, his offer letter provides for an initial annual base salary of $650,000, an annual incentive bonus opportunity beginning in 2017, based on performance criteria determined by the Supervisory Board or a committee thereof, with an expected target bonus opportunity equal to 100% of his base salary. Beginning in 2017, Mr. Stephens will also be eligible to receive, pursuant to our LTIP, annual grants of equity-based incentive awards equal to 300% of his annual base salary. In addition, pursuant to his offer letter, Mr. Stephens received, upon his date of hire, an initial grant of restricted stock units valued at $325,000, (calculated based upon the closing price per share of our common stock on the immediately preceding day), that is scheduled to vest 1/3 per year on each of the first, second, and third anniversaries of the date of grant.

Each Named Executive Officer’s salary and bonus payments for 2016, as a percentage of total compensation varied, depending on the position. For Mr. Luquette, salary and bonus represented approximately 21% of total compensation; for Mr. Bird, this percentage was approximately 31%; for our other Named Executive Officers employed with us for the entire year, other than our chief executive officer and our chief financial officer, this percentage ranged from 48% to 65%.

Mr. Walker entered into a separation agreement with the Company effective as of August 15, 2016 which provided for (a) a lump sum cash severance payment, (b) a cash short-term incentive payment based on the target level, (c) a cash payment of an amount equal to eighteen months of medical premium costs, (d) outplacement assistance, (e) accelerated vesting of the outstanding shares under his 2013 RSU award agreement, and (f) continued vesting as if he were still employed of the shares under each of his 2015 RSU award agreement, his 2016 RSU award agreement, and his 2016 PRSU awards agreement. For more discussion of Mr. Walker’s separation agreement, see “— Potential Payments Upon Termination or a Change in Control.”

Grants of Plan Based Awards Table. The RSUs granted to Messrs. Luquette, Bird, Walker, Cestero, and Allinger on February 23, 2016 and to Mr. Latiolais on May 11, 2016 are scheduled to vest ratably in three equal annual installments beginning on February 23, 2017. The RSUs granted to Messrs. Bird and Cestero on December 1, 2016 are scheduled to vest in full on December 1, 2018. The RSUs granted to Mr. Latiolais on May 11, 2016 are scheduled to vest ratably in three equal annual installments beginning on February 23, 2017. The RSUs granted to Mr. Stephens on November 15, 2016 in connection with his appointment as chief executive officer are scheduled to vest ratably in three equal annual installments beginning on November 15, 2017. Upon certain terminations of employment or our change in control, these RSUs may be allowed to continue vesting pursuant to the original vesting schedule (subject to certain non-restrictive covenants), as described in more detail below in “— Potential Payments Upon Termination or a Change in Control.” However, in connection with Mr. Bird’s voluntary resignation in the first quarter of 2017, all outstanding RSUs held by Mr. Bird were forfeited effective March 1, 2017.

The PRSUs granted to Messrs. Luquette, Bird, Walker, Cestero, and Allinger in 2016 under our LTIP are scheduled to vest in accordance with the applicable payout percentage as determined by the performance criteria on February 23, 2019, as described in more detail in “Compensation Discussion and Analysis—Components of the Company’s Executive Compensation Program—Long Term Incentives—Long-Term Incentive Plan.”

Outstanding Equity Awards at 2016 Fiscal Year End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(4)
Douglas Stephens	28,261	347,893	—	—
Gary P. Luquette	111,111	1,367,776	111,111	1,367,776
Jeffrey J. Bird	39,559	486,971	29,630	364,745
Alejandro Cestero	29,247	360,031	12,593	155,020
Burney J. Latiolais, Jr	76,563	942,491	—	—
Daniel A. Allinger	8,237	101,397	5,093	62,695
W. John Walker	77,101	949,113	37,037	455,925

(1)	This column reflects the number of shares of unvested restricted stock units (RSUs) held by each Named Executive Officer on December 31, 2016. These include the following grants of restricted stock unit awards:

•	In August 2013 to Mr. Latiolais (113,636 RSUs), of which 20% vested on August 14, 2014, 20% vested on August 14, 2015, 20% vested on August 14, 2016, and 40% vests on March 31, 2017.

•	In February 2015 to Mr. Walker (60,096 RSUs), and Mr. Latiolais (16,361 RSUs) of which one third vested on February 23, 2016, one third vests on February 23, 2017, and one third vests on February 23, 2018.

•	In May 2015 to Mr. Allinger (4,715 RSUs) of which one third vested on June 1, 2016, one third vests on June 1, 2017, and one third vests on June 1, 2018.

•	In August 2015 to Mr. Cestero (10,087 RSUs) of which one third vested on September 1, 2016, one third vests on September 1, 2017, and one third vests on September 1, 2018.

•	In February 2016 to Mr. Luquette (111,111 RSUs), Mr. Bird (29,630 RSUs), Mr. Walker (37,037 RSUs), Mr. Cestero (12,593 RSUs), and Mr. Allinger (5,093 RSUs), of which one third vests on February 23, 2017, one third vests on February 23, 2018, and one third vests on February 23, 2019.

•	In May 2016 to Mr. Latiolais (20,200 RSUs), of which one third vests on February 23, 2017, one third vests on February 23, 2018, and one third vests on February 23, 2019.

•	In November 2016 to Mr. Stephens (28,261 RSUs), of which one third vests on November 15, 2017, one third vests on November 15, 2018, and one third vests on November 15, 2019.

•	In December 2016 to Mr. Bird (9,929 RSUs) and Mr. Cestero (9,929 RSUs), all of which vests on December 1, 2018.

(2)	This column reflects the aggregate market value of all shares of unvested restricted stock units held by each Named Executive Officer on December 31, 2016 and is calculated by multiplying the number of RSUs outstanding on December 31, 2016 by the closing price of our common stock on December 30, 2016, the last day of trading on the NYSE for the 2016 fiscal year, which was $12.31 per share.
(3)	This column reflects the number of shares of unvested performance restricted stock units (PRSUs) held by each Named Executive Officer on December 31, 2016 and is based on the target number of performance restricted stock units subject to each award. These awards were granted in February 2016 with a performance period ending on February 23, 2019.
(4)	This column reflects the aggregate market value of all shares of unvested performance restricted stock units held by each Named Executive Officer on December 31, 2016 and is calculated by multiplying the number of unvested PRSUs, determined as described in Note (3) to this table, by the closing price of our common stock on December 30, 2016, the last day of trading on the NYSE for the 2016 fiscal year, which was $12.31 per share.

Option Exercises and Stock Vested in Fiscal Year 2016

The following table provides information concerning equity awards that vested or were exercised by our Named Executive Officers during the 2016 fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Douglas Stephens	—	—
Gary P. Luquette	—	—
Jeffrey J. Bird	10,428	136,607
Alejandro Cestero	3,362	38,898
Burney J. Latiolais, Jr.	28,180	349,177
Daniel A. Allinger	1,571	24,178
W. John Walker	88,214	1,105,364

(1)	The equity awards that vested during the 2016 fiscal year consist of RSUs previously granted under the LTIP and outstanding on January 1, 2016 as follows: granted on August 14, 2013 to each of Mr. Walker (68,182 RSUs), 22,727 of which vested on August 14, 2016 and 45,455 of which vested upon his termination on August 15, 2016, and Mr. Latiolais (22,727 RSUs) which vested on August 14, 2016; granted on December 1, 2014 to Mr. Bird (10,428 RSUs) which vested on December 1, 2016; granted on February 23, 2015 to Mr. Walker (20,032 RSUs) and Mr. Latiolais (5,453 RSUs) both of which vested on February 23, 2016; granted on May 4, 2015 to Mr. Allinger (1,571 RSUs) which vested on June 1, 2016; and granted on August 4, 2015 to Mr. Cestero (3,362 RSUs), which vested on August 1, 2016.
(2)	The amounts reflected in this column represent the aggregate market value realized by each Named Executive Officer upon vesting of the RSUs held by such Named Executive Officer, computed based on the closing price of our common stock on the applicable vesting date (or the immediately preceding trading date if there was no trading on the vesting date). The market value realized upon vesting for each of the Named Executive Officers in 2016 was as follows, computed based on the closing price per share of our common stock on the applicable vesting date: Mr. Bird ($136,607, based on the closing price of $13.10 per share on December 1, 2016); Mr. Walker ($1,105,364; $260,817 of which is attributable to the tranche that vested on February 23, 2016, at which time the closing price per share was $13.02, $278,178 of which is attributable to the tranche that vested on August 14, 2016, at which time the closing price per share was $12.24, and $566,369 of which is attributable to the tranche that vested upon his termination on August 15, 2016, at which time the closing price per share was $12.46); Mr. Cestero ($38,898 based on the closing price of $11.57 on September 1, 2016); Mr. Latiolais ($349,995; $70,998 of which vested on February 23, 2016 and $278,178 of which vested on August 14, 2016); and Mr. Allinger ($24,178, based on the closing price of $15.39 per share on June 1, 2016).

Pension Benefits

The Company maintains the 401(k) Plan for its employees, including the Named Executive Officers, as well as the EDC Plan, but at this time, the Company does not sponsor or maintain a pension plan for any of its employees.

Non-Qualified Deferred Compensation Table

Name (1)	Plan Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals Distributions ($)(5)	Aggregate Balance at Last FYE ($)(6)
Burney J. Latiolais Jr.	EDC Plan	246,941	—	77,254	—	1,259,683
Daniel Allinger	EDC Plan	67,208	—	8,482	—	102,515
W. John Walker	EDC Plan	232,500	—	229,913	37,573	3,618,951

(1)	As of the end of 2016, no contributions to the EDC Plan had been made by Messrs. Stephens, Luquette, Bird, or Cestero (or by the Company on their behalf), nor did they hold any vested but deferred restricted stock units. Consequently, these Named Executive Officers are not included in this table.
(2)	The amounts reflected in this column were deferred under the EDC Plan and are included in the Summary Compensation Table as part of the executive officer’s base salary for the 2016 year. Under the EDC Plan, Participants may elect to defer up to 75% of their base salary and up to 100% of annual incentive payments, commissions, or any such other cash or equity-based compensation as may be approved for deferral by the plan’s administrative committee.
(3)	Company contributions to the EDC Plan are credited to participant accounts from year to year at the sole discretion of the employer and vest in full (along with related earnings on these contributions) after five years of credited service. The Company did not provide any contributions to any Named Executive Officer’s account in the last fiscal year.
(4)	This column represents the aggregate earnings for 2016 for each Named Executive Officer’s account under the EDC Plan.
(5)	This column reflects the aggregate withdrawals or distributions from the EDC Plan for each Named Executive Officer in 2016.
(6)	This column reflects the dollar amount of the total balance under each Named Executive Officer’s account under the EDC Plan as of the end of 2016. Some of these EDC Plan amounts are attributable to Company contributions and therefore remain subject to the vesting requirements described in Note 3 to this table above. The EDC Plan amounts in this column that were previously reported in the Summary Compensation Table for each executive are as follows: Mr. Walker, $400,000 for 2015, $399,967 for 2014, $737,299 for 2013, and $551,881 for 2012; and Mr. Latiolais, $136,125 for 2015 and $84,948 for 2014.

Executive Deferred Compensation (EDC) Plan

The EDC Plan became effective January 1, 2009. The EDC Plan allows participants to elect to defer up to 75% of their base salary and up to 100% of annual incentive payments, commissions, or any such other cash or equity-based compensation as may be approved for deferral by the plan’s administrative committee into the plan until a specified future date or a termination of employment. Amounts that a participant defers into the EDC Plan will be 100% vested at all times. We (or an affiliate) may also provide contributions to the EDC Plan on a participant’s behalf, which will be accompanied by a vesting restriction that will last for a period of five years. However, vesting will be accelerated in the event of a participant’s death, his disability, our change in control, or an involuntary termination from service without cause (each term as defined below in the section entitled, “—Potential Payments Upon Termination or a Change in Control”). If the participant’s employment is terminated for cause, or we determine that a participant has violated an agreement with us that contained non-competition or non-solicitation restrictions, the participant shall forfeit all unpaid contributions (as well as earnings thereon) that we contributed to the EDC Plan on his behalf.

If a participant chooses to receive his account balance on a specified future date, the participant may choose to receive a lump sum payment on that date or a series of two to five installment payments that begin on that date. If a participant elects to receive his account balance upon a termination from service, all amounts other than company contributions will be paid in a single lump sum, while amounts credited to his account by us will be paid in five annual installments; however, in the event that the separation from service occurs within twenty-four months of a change in control, the amount will be paid in a single lump sum. A participant may also choose to receive his account upon his retirement, where he can choose from a single lump sum or from a series of two to ten installment payments. Payments from the EDC Plan upon a participant’s death or disability will be paid in a single lump sum payment. The EDC Plan will allow for earlier payments, however, in the event that a participant incurs an unforeseen emergency that may not be covered by insurance or by a liquidation of the participant’s assets (to the extent such a liquidation would not cause a substantial hardship in itself), or if necessary to comply with a domestic relations order.

While the participant has an account in the EDC Plan, the participant may choose to deem his account invested in one or more of the investment options the EDC Plan’s administrator has chosen for the plan, which may include our common stock. The deemed investment options are selected by the plan’s administrative committee, which can add or remove deemed investment options from the plan’s menu from time to time. Participants can select and change their deemed investment allocations at any time.

In 2016, the Compensation Committee determined that it would not make any discretionary Company contributions under the EDC Plan for any of the Named Executive Officers, in order to focus its long-term incentives on other elements of compensation, such as awards granted under the company’s long-term incentive plan , stock purchased under the ESPP (both plans, as described below), and other incentives that more closely align the Named Executive Officers’ long-term incentive compensation with the interests of our shareholders.

Restricted Stock Units

Restricted stock units have been granted to certain Named Executive Officers pursuant to our long-term incentive plan. The restricted stock units granted to our Named Executive Officers in connection with our initial public offering in 2013 include a retirement vesting provision that becomes effective following the executive’s attainment of age 59 1⁄2, provided he remains continuously employed through the second anniversary of the date of grant. If an executive becomes retirement-eligible pursuant to this provision, then upon his termination of employment (for any reason other than a termination by the company for “cause”), the executive will become 100% vested in his outstanding RSU award and be entitled to settlement of the award, subject to any 6-month payment delay required under Section 409A of the Internal Revenue Code.

The RSUs granted to our Named Executive Officers in 2015 include a termination vesting provision that becomes effective upon the executive’s involuntary termination or retirement. In an executive is terminated pursuant to this provision, then the award will vest pursuant to the time-based and/or performance-based vesting schedule of the award, assuming that the executive complies with certain restrictive covenants. Under the RSUs and PRSUs granted to our Named Executive Officers in 2016, such continued vesting upon a termination of employment (and subject to applicable restrictive covenants) applies only if the Company, in its sole discretion, elects to enter into a special vesting agreement with the executive at the time of termination. Messrs. Luquette and Walker each entered into such agreements in connection with their termination of employment in 2016.

Potential Payments Upon Termination or a Change in Control

Executive Deferred Compensation (EDC) Plan

Each of the Named Executive Officers is entitled to accelerated vesting of the amount of any unvested Company discretionary contributions that have been credited to the executive officer’s account under the EDC Plan upon the occurrence of the earliest of the death of the executive while actively employed, the disability of the executive, a change in control, or an involuntary termination of employment other than for cause. For purposes of this accelerated vesting provision, the following definitions apply:

•	“Disability” means that the participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of not less than 12 months: (a) unable to engage in any substantial gainful activity, or (b) receiving income replacement benefits for a period of not less than three months under one of our accident or health plans.

•	“Change in control” for purposes of the EDC Plan means a change in the ownership of the employer, a change in the effective control of the employer, or a change in the ownership of a substantial portion of the assets of the employer, all as defined under section 409A of the Code.

•	“Cause” means the participant’s conviction of a felony or other crime; the participant’s commission of any act against the Company constituting willful misconduct, dishonesty, fraud, theft, or embezzlement; the participant’s failure to perform any material services, duties, or responsibilities required of him or her by the Company or to materially comply with the policies or procedures established by the Company (for any reason other than illness or physical or mental incapacity); the participant’s breach of any agreement entered into with the Company prior to or within one year following a termination of employment; the participant’s dependence on any addictive substance; the destruction of or material change to the Company’s property caused by willful or grossly negligent conduct; or the willful engaging by the participant in any other conduct that is demonstrably injurious to the Company.

Long Term Incentive Plan

2013 RSU Awards

The RSUs that were granted to the Named Executive Officers during 2013 will receive accelerated vesting upon a termination of employment due to death, disability, involuntary termination, or retirement; provided, however, that the executive will be required to satisfy certain non-competition and non-solicitation obligations following any accelerated vesting due to retirement. The awards will also accelerate in the event that the Company incurs a change in control. As defined in the RSU award agreements, each of the terms have the following meaning:

•	Unless otherwise defined in any applicable employment agreement between the executive and us, “Disability” means the executive’s inability to perform his duties or fulfil his obligations under the terms of his employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than three months as determined by the Company and certified in writing by a competent medical physician selected by the Company.

•	A “Change in Control” is generally defined in our LTIP as one of the following events: (i) the consummation of an agreement to acquire, or a tender offer for beneficial ownership of, 50% or more of either the then outstanding shares of common stock, or the combined voting securities that are entitled to vote in the election of directors; (ii) individuals who are on our board of directors on the effective date of our LTIP or any individuals whose election or appointment was approved by a majority of the board of directors as of that date (the “Incumbent Board”) cease to constitute a majority of the members of the board; (iii) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, where following such transaction, (a) our outstanding common stock or voting securities are converted into or exchanged for securities which represent more than 50% of the then outstanding shares of securities of the entity resulting from the transaction, (b) no person beneficially owns 20% or more of the then outstanding securities of the entity resulting from the transaction, or (c) at least a majority of the members of the board of directors or similar governing body of the entity resulting from the transaction were members of the Incumbent Board at the time of the execution of the agreement leading to the transaction; or (iv) our stockholders approve our complete liquidation or dissolution.

•	An “Involuntary Termination” means a termination of employment without cause, or by the executive for good reason. The terms “Cause” and “Good Reason” shall have the same meaning as given in any applicable employment agreement. Otherwise, “Cause” shall generally mean that the executive (i) has engaged in gross negligence, gross incompetence, or misconduct in the performance of his duties; (ii) has failed without proper legal reason to perform his duties and responsibilities; (iii) has breached any material provision of the award agreement or any written agreement or corporate policy or code of conduct established by the Company; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction). “Good Reason” (if not defined in an applicable employment agreement) will generally be found if the executive’s base salary is materially decreased, there is a material diminution in his authority or responsibilities, or the Company requires an involuntary relocation of his place of employment by more than 75 miles.

•	“Retirement” is defined as a termination of employment (other than an involuntary termination or a termination for cause) that occurs after the executive has reached the age of 59 1⁄2 and provided at least two years of service to the Company following the grant date.

2015 RSU Awards

The RSUs that were granted to the Named Executive Officers during 2015 will receive accelerated vesting upon a termination of employment due to death or disability. The awards will also accelerate in the event that the Company incurs a change in control. Upon involuntary termination or retirement, the RSUs will continue to vest according to the vesting schedule as if the executive were continuing in the employment of the Company throughout the period during which the executive continuously satisfies certain non-competition and non-solicitation obligations. As defined in the RSU award agreement, each of the terms used therein has the same meaning described above with respect to the 2013 RSU awards.

2016 RSU Awards

The RSUs that were granted to the Named Executive Officers during 2016 will receive accelerated vesting upon a termination of employment due to death or disability. The awards will also accelerate in the event that the Company incurs a change in control and the executive is involuntarily terminated within 24 months following the change in control, in accordance with the terms of the Executive Change-In-Control Severance Plan as described below. Upon an involuntary termination without a change in control, the Company may elect, in its sole discretion, to enter into a special vesting agreement under which the RSUs will continue to vest according to the vesting schedule as if the executive were continuing in the employment of the Company throughout the period during which the executive continuously satisfies certain non-competition and non-solicitation obligations. As defined in the RSU award agreements, each of the terms have the following meaning:

•	Unless otherwise defined in any applicable employment agreement between the executive and us, “Disability” means the executive’s inability to perform his duties or fulfil his obligations under the terms of his employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months as determined by the Company and certified in writing by a competent medical physician selected by the Company.

•	A “Change in Control” has the same meaning described above with respect to the 2013 RSU Awards

•	An “Involuntary Termination” means a termination of employment by the Company or an affiliate without Cause. The term “Cause” shall have the same meaning as given in any applicable employment agreement. Otherwise, “Cause” shall generally mean that the executive (i) has engaged in gross negligence, gross incompetence, or misconduct in the performance of his duties; (ii) has failed without proper legal reason to perform his duties and responsibilities; (iii) has breached any material provision of the award agreement or any written agreement or corporate policy or code of conduct established by the Company; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

2016 PRSU Awards

The PRSUs that were granted to the Named Executive Officers during 2016 will receive accelerated vesting at the “target” level upon a termination of employment due to death or disability. In the event that the Company incurs a change in control and the executive’s employment is terminated within the 24-month period following the change in control, the PRSUs will vest as determined under the provisions of the Executive Change-In-Control Severance Plan as described below. Upon an involuntary termination without a change in control, unless otherwise determined by the Compensation Committee, in its sole discretion, the Company and the executive will enter into a special vesting agreement under which the PRSUs will continue to vest as if the executive were continuing in the employment of the Company throughout the period during which the executive continuously satisfies certain non-competition and non-solicitation obligations. As defined in the RSU award agreements, each of the terms have the same meaning described above with respect to the 2016 RSU Awards.

Executive Change-In-Control Severance Plan

In 2015, the Supervisory Board, upon the recommendation of the Compensation Committee (and based on consultation with Meridian), approved and adopted the Frank’s International N.V. Executive Change-in-Control Severance Plan (The “CIC Severance Plan”). Each of the Named Executive Officers entered into Participation Agreements with the Company under this plan. The CIC Severance Plan provides for the following severance benefits in the case of an “involuntary termination” on or within 24 months following a “change in control” (as such terms are defined in the plan), subject to the timely delivery of a release by the covered executive:

•	Two times the sum of the “annual base salary” and “target bonus amount,” (as such terms are defined in the CIC Severance Plan), to be paid in equal monthly installments over 10 months;

•	Reimbursement for the difference between the full COBRA premium and the active employee premium rates for similarly situated active employees, for a period up to 18 months;

•	A lump sum cash amount equal to the executive’s target annual incentive opportunity for the year of termination, pro-rated through and including the date of termination;

•	Accelerated vesting of any outstanding equity-based awards granted pursuant to the LTIP, with vesting of PRSUs determined based on targeted performance; and

•	Outplacement assistance benefits, as provided in each individual Participation Agreement.

The following definitions apply to the CIC Severance Plan:

•	“Cause” means a determination by the Company or the employing affiliate (the “Employer”) that the executive (i) has engaged in gross negligence, incompetence, or misconduct in the performance of his duties with respect to the Employer or any of its affiliates; (ii) has failed to materially perform the executive’s duties and responsibilities to the Employer or any of its affiliates; (iii) has breached any material provision of the CIC Severance Plan or the accompanying Participation Agreement or any written agreement or corporate policy or code of conduct established by the Employer or any of its affiliates; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Employer or any of its affiliates; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Employer or any of its affiliates; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

•	“Change in Control” or “CIC” has the meaning given such term under the LTIP (as discussed under “2013 RSU Awards” above).

•	“Good Reason” means the occurrence, on or within 24 months after the date upon which a CIC occurs, of any one or more of the following: (i) a material reduction in the authority, duties, or responsibilities of a covered executive from those applicable to him immediately prior to the date on which the CIC occurs; (ii) a material reduction in a covered executive’s annual rate of base salary or target annual bonus opportunity in effect immediately prior to the CIC; (iii) a change in the location of a covered executive’s principal place of employment by more than 50 miles from the location where he was principally employed immediately prior to the date on which the CIC occurs unless such relocation is agreed to in writing by the covered executive; provided, however, that a relocation scheduled prior to the date of the CIC shall not constitute Good Reason; (iv) any material breach by the Company or the Employer of their obligations under the CIC Severance Plan; (v) the failure of any successor or assigns of the Company and/or the Employer to assume the obligations of the Company and the Employer under the CIC Severance Plan; or (vi) the receipt of a written notice, within the 24 month period following a CIC, of termination of the CIC Severance Plan or of any amendment that would adversely reduce the covered executive’s potential severance payments or benefits or his coverage under the CIC Severance Plan.

•	“Involuntary Termination” means any termination of the covered executive’s employment with the Employer that is either a termination by the Employer other than for Cause or a termination by the covered executive for Good Reason; provided, however, that it shall not include any termination occurring as a result of the covered executive’s death or a disability under circumstances entitling him to disability benefits under the standard long-term disability plan of the Employer.

Separation Agreement with Mr. Luquette

Mr. Luquette entered into a Separation, Consulting, and General Release Agreement with the Company effective as of November 11, 2016 (the “Separation and Consulting Agreement”), providing a date for Mr. Luquette’s resignation as officer of the Company on November 11, 2016 and full termination of employment on December 31, 2016. The agreement provided that during the transition period between these dates, Mr. Luquette would serve as Special Advisor to the Company and will be a consultant, as needed, during 2017. In addition, the agreement provided that so long as Mr. Luquette abides by the terms of the Separation and Consulting Agreement, the Company would provide Mr. Luquette the following amounts: (a) a payment of $750,000 to be paid over 12-months following the date of the agreement for services as consultant during that time; (b) for up to 18 months following his separation, continued health coverage and reimbursement of premium costs under the Company’s group health plan to effectuate the same premium rate paid by active senior executive employees of the Company; (c) payment of an annual bonus for 2017, in the amount of $750,000, with payment to be made in the first quarter of 2018 on the date that annual bonuses are customarily paid by the company; (d) continued vesting as if Mr. Luquette were still employed of Mr. Luquette’s RSUs and PRSUs under his 2016 RSU award agreement and 2016 PRSU award agreement; and (e) a grant of RSUs under the LTIP with an aggregate value on the date of grant of $3,000,000, subject to ratable vesting over the three-year period following the date of grant, and granted at the same time that annual equity-based awards pursuant to the LTIP are granted to the Company’s executive officers in 2017 (subject, for all such cases of RSU and PRSU vesting treatment, to Mr. Luquette’s continued satisfaction of certain restrictive covenants).

Separation Agreement with Mr. Walker

Mr. Walker entered into a separation agreement with the Company effective as of August 15, 2016, the date of Mr. Walker’s termination of employment (the “Separation Agreement”). The Separation Agreement provided that, so long as Mr. Walker abides by the terms of the Separation Agreement, the Company would provide Mr. Walker the following amounts: (a) a lump sum cash severance payment of $512,000; (b) a cash short term incentive payment based on target achievement for 2016 equal to $512,000; (c) payment for accrued and unused vacation and sick leave; (d) a cash payment of $13,272, which is an amount equal to eighteen months of the Company’s premium costs for continuing coverage under the Consolidated Omnibus Budget Reconciliation Act or 1985 (COBRA); (e) outplacement assistance with a total value up to $15,000; (f) vesting as of August 15, 2016 of the unvested portion of Mr. Walker’s RSUs under his 2013 RSU award agreement; (g) continued vesting as if Mr. Walker were still employed of Mr. Walker’s RSUs under each of his 2015 RSU award agreement, his 2016 RSU award agreement and his 2016 PRSU awards agreement (subject, in all cases of continued RSU and PRSU vesting treatment, to Mr. Walker’s continued satisfaction of certain restrictive covenants).

Payments Upon Termination of Employment for Departing Named Executive Officers

The following table quantifies the actual payments and benefits that the Company provided to Messrs. Luquette and Walker in connection with their termination of employment, pursuant to the terms of their respective Separation Agreements, the EDC Plan, and the RSU award agreements issued under the LTIP.

Executive	Cash Payments ($)	Reimbursement of COBRA Premiums ($)(1)	Accelerated Equity ($)(2)	Future Equity Plan-Based Awards(3)	Accelerated Deferred Compensation ($)	Other Reimbursements ($)(4)	Total ($)
Gary P. Luquette	1,500,000	14,169	—	3,000,000	—	—	4,514,169
W. John Walker	1,024,000	13,272	566,369	—	261,172	15,000	1,879,813

(1)	Mr. Walker received a lump sum cash payment for continuing COBRA coverage. For Mr. Luquette, the COBRA reimbursement amount shown is based on 2017 premiums and the required employee contribution percentage, which is assumed for purposes of this table to remain the same for 18 months.

(2)	In addition to the outstanding and unvested 2013 RSUs that accelerated and vested in full upon Mr. Walker’s termination of employment (calculated for purposes of this column by multiplying the number of such shares by the closing price per share of the Company’s common stock on the date of termination, which was $12.46 per share), the following outstanding and unvested awards held by these executives will continue to vest according to their normal vesting schedule so long as the executive complies with certain non-competition and non-solicitation obligations (the numbers in parenthesis indicate (i) the number of time-based RSUs or (ii) the number of PRSUs based on target performance, as applicable):

•	2015 RSUs to Mr. Walker (40,064)

•	2016 RSUs to Mr. Luquette (111,111) and Mr. Walker (37,037)

•	2016 PRSUs to Mr. Luquette (111,111) and Mr. Walker (37,037)

The table above does not include amounts that would be realized from this continued vesting of awards.

(3)	This amount represents the value of 241,158 RSUs granted under the LTIP on February 20, 2017, calculated based on the closing price of the Company’s common stock on February 17, the last trading date immediately preceding the date of grant, which was $12.44 per share. These RSUs are scheduled to vest ratably over a three-year period, in equal annual installments, subject to Mr. Luquette’s satisfaction of certain consulting, cooperation, and restrictive covenant requirements, as reflected in his Separation and Consulting Agreement.
(4)	This amount represents outplacement assistance provided to Mr. Walker following his separation.

Potential Payments Upon Termination or Change in Control for Remaining Named Executive Officers

The following table quantifies the potential payments and benefits that the Company would provide to its other Named Executive Officers in connection with a termination of employment and/or change in control, pursuant to the terms of the EDC Plan, the RSU and PRSU award agreements granted pursuant to the LTIP, and the CIC Severance Plan. Each value below represents the Company’s best estimate of the amount that could be paid upon the applicable scenario, but until an actual termination of employment or a change in control occurs, the Company cannot know with any certainty what value the executives would receive. Stock prices were calculated based upon the closing price of the Company’s common stock on December 30, 2016 of $12.31.

Executive	Involuntary Termination of Employment ($)	Termination of Employment for Death or Disability ($)	Termination of Employment by Retirement ($)	Change in Control or Liquidity Event (Without a Termination of Employment) ($)	Change in Control (With an Involuntary Termination) ($)
Douglas Stephens
Cash Payments	—	—	—	—	$2,600,000
Accelerated Equity(1)	—	$347,893	—	—	$347,893
Reimbursement of COBRA Premiums(2)	—	—	—	—	$21,138
Outplacement Assistance(3)	—	—	—	—	$15,000
Total (2)	—	$347,893	—	—	$2,984,031
Jeffrey J. Bird.
Cash Payments	—	—	—	—	$1,500,000
Accelerated Equity(1)	—	$851,717	—	—	$851,717
Reimbursement of COBRA Premiums(2)	—	—	—	—	$21,138
Outplacement Assistance(3)	—	—	—	—	$15,000
Total	—	$851,717	—	—	$2,387,855
Alejandro Cestero
Cash Payments	—	—	—	—	$1,487,500
Accelerated Equity(1)	—	$515,050	—	$82,785	$515,050
Reimbursement of COBRA Premiums(2)	—	—	—	—	$21,138
Outplacement Assistance(3)	—	—	—	—	$15,000
Total	—	$515,050	—	$82,785	$2,038,688
Burney J. Latiolais, Jr.
Cash Payments	—	—	—	—	$1,452,000
Accelerated Equity(1)	$559,551	$942,491	—	$693,829	$942,491
Accelerated Deferred Compensation	$235,269	$235,269	—	—	$235,269
Reimbursement of COBRA Premiums(2)	—	—	—	—	$21,138
Outplacement Assistance(3)	—	—	—	—	$15,000
Total	$794,820	$1,177,760	$0	$693,829	$2,665,898

Executive	Involuntary Termination of Employment ($)	Termination of Employment for Death or Disability ($)	Termination of Employment by Retirement ($)	Change in Control or Liquidity Event (Without a Termination of Employment) ($)	Change in Control (With an Involuntary Termination) ($)
Daniel Allinger.
Cash Payments	—	—	—	—	$825,000
Accelerated Equity(1)	—	$164,092	—	$38,703	—
Reimbursement of COBRA Premiums(2)	—	—	—	—	$21,138
Outplacement Assistance(3)	—	—	—	—	$15,000
Total	—	$164,092	—	$38,703	$861,138

(1)	All Named Executive Officers’ 2015 RSUs and 2016 RSUs and PRSUs will continue to vest according to their normal schedule upon an involuntary termination or retirement so long as the executive complies with non-competition and non-solicitation obligations and assuming any required special vesting agreements are entered into between the executive and the company. The table above does not include amounts that would be realized from this continued vesting of awards, but rather reflects only the awards that become accelerated in full upon other events provided above.
(2)	The COBRA reimbursement amount is based on 2017 premiums and the required employee contribution percentage, which is assumed for purposes of this table to remain the same for 18 months.
(3)	Represents the maximum aggregate value of outplacement assistance to be provided to each Named Executive Officer pursuant to each executive’s Participation Agreement under the CIC Severance Plan.

Director Compensation

The Company’s Supervisory Board believes that attracting and retaining qualified non-employee directors is critical to the Company’s future value, growth, and governance. The Supervisory Board also believes that the compensation package for the Company’s non-employee directors should require a portion of the total compensation to be equity-based to align the interests of these directors with the Company’s stockholders. The Company, along with Meridian, has determined that the compensation program applicable to the non-employee directors should be comparable with the packages identified at the Company’s peer group. Based on this decision, the director compensation program for 2016 consisted of an annual retainer compensation package for the non-employee directors valued at approximately $200,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $150,000 is paid in a grant of restricted stock units under the LTIP. In addition, for 2016, the Company paid (i) the audit committee chairman and each audit committee member an annual amount of $20,000 and $10,000, respectively, (ii) the lead supervisory director (if applicable) an annual amount of $20,000, (iii) the non-executive chairman an annual retainer valued at approximately $120,000, of which $80,000 is to be paid in the form of an annual cash retainer, and the remaining $40,000 is to be paid in a grant of restricted stock units under the LTIP; and (iv) the compensation committee chairman an annual amount of $15,000. We granted the 2016 RSU awards to our directors in May 2016.

On May 20, 2016 the Supervisory Board formed a nomination and governance committee and agreed to pay the chairman of this committee an annual amount of $10,000 for this service. Further, effective December 1, 2016, the compensation committee and Supervisory Board approved payments of $50,000 per month for a period of six months for the Chairman of the Supervisory Board to take on expanded and additional supervisory director responsibilities beyond his regular responsibilities in order to help facilitate the transition in the Company’s leadership, as well as to provide ongoing special support to the President and CEO.

Our directors are subject to Stock Ownership Guidelines, which require our non-employee directors to hold shares of our common stock with a value equal to five times the amount of annual cash retainer (which does not include any extra fees for chairmanships or service on committees) paid to such directors. Our non-employee directors are required to achieve this stock ownership guideline within five years following the later of the date the guidelines became effective in 2015 or the date that the director was elected to our Supervisory Board. Holdings that count towards satisfaction of this guideline, and the valuation measures used to determine such satisfaction, are the same that apply to our Named Executive Officers, as described in the section of our CD&A entitled, “— Stock Ownership Guidelines,” above.

The following table reflects information concerning the compensation that the Company’s non-employee directors earned during the last completed fiscal year ended December 31, 2016. Directors who are also employees of the Company will not receive any additional compensation for their service on the Supervisory Board.

2016 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
William B. Berry	$60,000	$143,959	$203,959
Sheldon R. Erikson	$75,000	$143,959	$218,959
Michael C. Kearney	$205,000	$182,183	$387,183
Gary P. Luquette (3)	—	—	—
Michael E. McMahon	$36,904	$143,959	$180,863
D. Keith Mosing	$50,000	$143,959	$193,959
Kirkland D. Mosing	$50,000	$143,959	$193,959
S. Brent Mosing	$50,000	$143,959	$193,959
Alexander Vriesendorp	$30,753	$143,959	$174,712

(1)	Includes an annual cash retainer fee, and if applicable, committee, chairman, or fees for special enhanced duties, all as described above and prorated for periods of partial service in such capacities during 2016. Dollar amounts are comprised as follows:

Name	Annual Cash Retainer Fee ($)	Committee Membership or Chair Fee ($)	Additional Board Chair Fees ($)	Fees for Enhanced Duties ($)
William B. Berry	$50,000	$10,000	—	—
Sheldon R. Erikson	$50,000	$25,000	—	—
Michael C. Kearney	$50,000	$25,000	$80,000	$50,000
Gary P. Luquette (3)	—	—	—	—
Michael E. McMahon	$36,904	—	—	—
D. Keith Mosing	$50,000	—	—	—
Kirkland D. Mosing	$50,000	—	—	—
S. Brent Mosing	$50,000	—	—	—
Alexander Vriesendorp	$30,753	—	—	—

(2)	The amounts reflected in this column are the aggregate grant date fair value of the RSUs granted to the non-employee directors during 2016 and calculated pursuant to ASC FASB Topic 718, disregarding any potential forfeitures. Please see Note 16 to our Consolidated Financial Statements for the 2015 fiscal year within our Form 10-K, filed with the SEC on February 24, 2017, for more details on the valuation assumptions for these equity awards. These grants were as follows:

Name	Grant Date	Number of Restricted Stock Units	Grant Date Fair Value
William B. Berry	5/20/2016	10,060	$143,959
Sheldon R. Erikson	5/20/2016	10,060	$143,959
Michael C. Kearney	5/20/2016	10,060	$143,959
	1/18/2016	2,970	$38,224
Michael E. McMahon	5/20/2016	10,060	$143,959
D. Keith Mosing.	5/20/2016	10,060	$143,959
Kirkland D. Mosing	5/20/2016	10,060	$143,959
S. Brent Mosing	5/20/2016	10,060	$143,959
Alexander Vriesendorp	5/20/2016	10,060	$143,959

The aggregate number of RSUs held by each director as of December 31, 2016 is as follows: William B. Berry – 10,060; Sheldon R. Erikson – 10,060; Michael C. Kearney – 13,030; Michael E. McMahon – 10,060; D. Keith Mosing – 10,060; Kirkland D. Mosing – 10,060, plus an additional 176,282 RSUs received in 2015 in his capacity as Chief Executive Officer of the Company, which are continuing to vest, subject to satisfaction of certain restrictive covenants; S. Brent Mosing – 10,060; and Alexander Vriesendorp – 10,060.

(3)	Mr. Luquette did not receive any additional compensation for his service on the Supervisory Board. For a description of Mr. Luquette’s compensation with respect to his services rendered to the Company during 2016, see the Summary Compensation Table above.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2016 with respect to equity compensation plans under which our common stock is authorized for issuance:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by our shareholders	1,932,230	$—	17,970,576
Equity compensation plans not approved by our shareholders	—	—	—

Total	1,932,230	$—	17,970,576

(1)	Represents securities to be issued upon exercise of outstanding RSUs and PRSUs. As of December 31, 2016, 1,633,478 shares were subject to outstanding RSUs, and 298,752 were subject to outstanding PRSUs. The number of shares subject to outstanding PRSUs is based on the maximum number of shares subject to each award; the number of shares subject to outstanding PRSUs based on target performance would be 199,168, and would result in a total of 1,832,646 shares subject to outstanding RSUs and PRSUs.
(2)	The weighted-average exercise price excludes RSU and PRSU awards that do not have an exercise price. The weighted average grant date fair value of all RSUs and PRSUs is $14.37, assuming the maximum performance payout as described in Note 1 above.
(3)	The 17,970,576 shares remaining available for issuance as of December 31, 2016 consist of the following: 2,903,735 shares available under our existing employee stock purchase plan (approximately 50,141 of which are estimated to be issued in the current purchase period) and 15,066,841 shares available under the LTIP, assuming the maximum number of shares subject to outstanding PRSUs is no longer available for issuance; the number of shares available under the LTIP based on an assumption that the target number of shares subject to outstanding PRSUs is no longer available for issuance would be 15,166,425.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Audit Committee:

•	reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2016 with management and with the independent registered public accountants;

•	considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accountants;

•	reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants’ independence, and (3) the matters required to be discussed by the Public Company Accounting Oversight Board’s AU Section 380, Communication with Audit Committees, and by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•	discussed with management and with the independent registered public accountants the process by which the Company’s chief executive officer, chief financial officer and chief accounting officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; and

•	based on the reviews and discussions referred to above, recommended to the Supervisory Board that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The Audit Committee also met to review and discuss the Company’s audited Dutch statutory annual accounts for the financial year 2016 with management and PricewaterhouseCoopers Accountants N.V. The discussion included the observations of the independent registered public accountants during the audit as well as regulatory and financial reporting developments that may affect the Company in future years. The Audit Committee recommended that the Company’s audited Dutch statutory annual accounts for the financial year 2016 be approved by the Supervisory Board.

As recommended by the NYSE’s corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of PricewaterhouseCoopers LLP warrant retaining the firm at this time. The Committee will, however, continue to review this issue on an annual basis.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.

The Committee meets regularly with management and the independent registered public accountants, including private discussions periodically with the independent registered public accountants, and receives the communications described above. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of the Supervisory Board of Directors

Michael E. McMahon (Chairman)

Sheldon R. Erikson

Michael C. Kearney

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

	2016	2015
Audit Fees	$2,841,318	$2,805,573
Audit-Related Fees	—	—
Tax Fees	105,089	126,858
All Other Fees	10,999	37,672

Total	$2,957,406	$2,970,103

Audit fees consist of the aggregate fees and expenses billed or expected to be billed for professional services rendered by PricewaterhouseCoopers LLP and PricewaterhouseCoopers Accountants N.V. for the audit of our consolidated financial statements, the review of financial statements included in our Quarterly Reports Form 10-Qs and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years, including comfort letters, statutory audits, attest services and consents.

Audit-related fees consist of the aggregate fees billed or expected to be billed for assurance and related services by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the financial statements and are not reported as audit fees herein. This category includes fees related to: the performance of audits of benefit plans; agreed-upon or expanded audit procedures relating to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters; and consultations as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by regulatory or standard setting bodies.

Tax fees consist of international tax compliance and corporate tax consulting.

All other fees are the aggregate fees billed for products and services other than “Audit Fees.” The amounts in 2015 and 2016 relates to various services provided to certain subsidiaries.

The Audit Committee has adopted procedures for the approval of PricewaterhouseCoopers LLP’s and PricewaterhouseCoopers Accountants N.V.’s services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval.

The Audit Committee is updated on the status of all services and related fees at every regular meeting.

As set forth in the Audit Committee Report on page 41 of this proxy statement, the Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining auditor independence and has determined that they are.

Policy for Pre-Approval of Audit and Non-Audit Fees

The Audit Committee has an Audit and Non-Audit Services Pre-Approval Policy. The policy requires the Audit Committee to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. Under the policy, the Audit Committee establishes the audit, audit-related, tax and all other services that have the approval of the Audit Committee. The term of any such pre-approval is twelve months from the date of pre-approval, unless the Audit Committee adopts a shorter period and so states. The Audit Committee will periodically review the list of pre-approved services and will add to or subtract from the list of pre-approved services from time to time. The Audit Committee will also establish annually pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee.

The Audit Committee has delegated to any financial officer of the Company the authority to engage the Company’s independent registered public accounting firm in any of the pre-approved services listed in the pre-approval policy up to $50,000. The Audit Committee has delegated to its Chairman the authority to pre-approve any one or more individual audit or permitted non-audit services for which estimated fees do not exceed $100,000. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chair will report any such pre-approval to the Audit Committee at its next scheduled meeting.

TRANSACTIONS WITH RELATED PERSONS

Limited Partnership Agreement of FICV

The Company is a holding company whose sole material assets consist of direct and indirect general and limited partnership interests in Frank’s International C.V. (“FICV”). As the indirect sole shareholder of the general partner of FICV, the Company is responsible for all operational, management and administrative decisions relating to FICV’s business and consolidates the financial results of FICV and its subsidiaries.

FICV is a limited partnership that was formed to act as a holding company of various U.S. and foreign operating companies engaged in the Company’s business. Prior to the Company’s initial public offering, the Company’s foreign operating companies were owned directly or indirectly by the Company, and the Company’s U.S. operating companies were owned directly or indirectly by Mosing Holdings, which is owned by members of the Mosing family. In connection with the Company’s initial public offering, the Company contributed all of its foreign operating subsidiaries and a portion of the proceeds from its initial public offering to FICV, and Mosing Holdings contributed all of the Company’s U.S. operating subsidiaries (excluding certain assets that generated a de minimis amount of revenue, including aircraft, real estate and life insurance policies) to FICV. The Company entered into real estate lease agreements and an aviation services agreement with customary terms for continued use of the real estate and aircraft. See “—Transactions with Directors, Executive Officers and Affiliates.”

On August 19, 2016, we received a conversion notice from Mosing Holdings, related to the conversion of all its 52,976,000 shares of Series A convertible preferred stock in the Company (the “Preferred Stock”) into a same number of Common Stock (the “Conversion”). The Conversion was effected on August 26, 2016, as part of which, (i) Mosing Holdings became the holder of 52,976,000 Common Stock and no remaining issued Preferred Stock exist, (ii) Mosing Holdings transferred its 25.19% limited partnership interest in FICV to the Company, as result of which Mosing Holdings has withdrawn as limited partner of FICV and the Company has been admitted in Mosing Holdings place. We now own directly a 25.19% limited partnership interest and indirectly hold a 74.71% limited partnership interest and a 0.1% general partnership interest in FICV.

The Company will generally be subject to U.S. federal, state and local income taxes on its proportionate share of FICV’s taxable income attributable to U.S. operations. The Company may also incur U.S. branch profits tax on its proportionate share of FICV’s taxable income attributable to U.S. operations. The U.S. branch profits tax is imposed on a non-U.S. corporation’s “dividend equivalent amount,” which generally consists of the corporation’s after-tax earnings and profits (as determined under U.S. federal income tax principles) that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. The limited partnership agreement of FICV provides for distributions to be made at the discretion of the general partner on a pro rata basis to the holders of FICV interests for purposes of funding the holders’ tax obligations with respect to the income of FICV allocated to them. Generally, these tax distributions are computed based on the Company’s estimate of the taxable income of FICV allocable to a holder of FICV interests multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual resident in Louisiana.

Tax Receivable Agreement

Mosing Holdings converted all of its Preferred Stock into shares of our common stock on a one-for-one basis on August 26, 2016 by delivery of an equivalent portion of their interests in FICV to us. FICV will make an election under Section 754 of the Code. Pursuant to the Section 754 election, the Conversion will result in an adjustment to the tax basis of the tangible and intangible assets of FICV with respect to the portion of FICV now held by the Company. These adjustments will be allocated to the Company. The adjustments to the tax basis of the tangible and intangible assets of FICV described above would not have been available absent this Conversion. The basis adjustments are expected to reduce the amount of tax that the Company would otherwise be required to pay in the future. These basis adjustments may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The tax receivable agreement (the “TRA”) that we entered into with FICV and Mosing Holdings in connection with our IPO generally provides for the payment by the Company of 85% of the amount of the actual reductions, if any, in payments of U.S. federal, state and local income tax or franchise tax (which reductions we refer to as “cash savings”) in periods after our IPO as a result of (i) the tax basis increases resulting from the Conversion and (ii)

imputed interest deemed to be paid by us as a result of, and additional tax basis arising from, payments under the TRA. In addition, the TRA provides for payment by us of interest earned from the due date (without extensions) of the corresponding tax return to the date of payment specified by the TRA. The payments under the TRA will not be conditioned upon a holder of rights under the TRA having a continued ownership interest in either FICV or the Company. We will retain the remaining 15% of cash savings, if any.

As of December 31, 2016, our estimated TRA liability was $124.6 million. This represents 85% of the future cash savings expected from the utilization of the original basis adjustments plus subsequent basis adjustments that will result from payments under the TRA agreement. The estimation of the TRA liability is by its nature imprecise and subject to significant assumptions regarding the amount and timing of taxable income in the future and the tax rates then applicable. The time period over which the cash savings is expected to be realized is estimated to be over 20 years. Based on the Company’s estimated tax position, we expect to make a TRA payment of approximately $0.8 million for the tax year ending December 31, 2016.

The payment obligations under the TRA are our obligations and are not obligations of FICV. The term of the TRA will continue until all such tax benefits have been utilized or expired, unless the Company elects to exercise its sole right to terminate the TRA early. If the Company elects to terminate the TRA early, it would be required to make an immediate payment equal to the present value of the anticipated future tax benefits subject to the TRA (based upon certain assumptions and deemed events set forth in the TRA, including the assumption that it has sufficient taxable income to fully utilize such benefits and that any FICV interests that Mosing Holdings or its transferees own on the termination date are deemed to be exchanged on the termination date). Any early termination payment may be made significantly in advance of the actual realization, if any, of such future benefits. In addition, payments due under the TRA will be similarly accelerated following certain mergers or other changes of control. In these situations, the Company’s obligations under the TRA could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. For example, if the TRA were terminated on December 31, 2016, the estimated termination payment would be approximately $105.3 million (calculated using a discount rate of 4.96%). The foregoing number is merely an estimate and the actual payment could differ materially.

Because the Company is a holding company with no operations of its own, its ability to make payments under the TRA is dependent on the ability of FICV to make distributions to it in an amount sufficient to cover the Company’s obligations under such agreements; this ability, in turn, may depend on the ability of FICV’s subsidiaries to provide payments to it. The ability of FICV and its subsidiaries to make such distributions will be subject to, among other things, the applicable provisions of Dutch law that may limit the amount of funds available for distribution and restrictions in our debt instruments. To the extent that the Company is unable to make payments under the TRA for any reason, except in the case of an acceleration of payments thereunder occurring in connection with an early termination of the TRA or certain mergers or change of control, such payments will be deferred and will accrue interest until paid, and the Company will be prohibited from paying dividends on its common stock.

FICV Management Agreement

The Company entered into the FICV management agreement with Frank’s International LP B.V., FIM BV and Mosing Holdings, which constitute the partners in FICV prior to the Conversion, with respect to the operation and management of FICV in order to facilitate the activities of the Company as a publicly traded company. The FICV Management Agreement automatically terminated on August 26, 2016 when Mosing Holdings no longer owned any interest in FICV.

Transactions with Directors, Executive Officers and Affiliates

In connection with the Company’s initial public offering, Mosing Holdings caused the Company’s U.S. operating subsidiaries to distribute certain assets that generated a de minimis amount of revenue, including aircraft, real estate and life insurance policies. Accordingly, these assets were not contributed to FICV in connection with the Company’s initial public offering. As a result, the Company entered into real estate lease agreements with customary terms for continued use of the real estate, under which the Company incurred rental expense of $3.4 million for the year ended December 31, 2016. The Company expects to incur rental expense of approximately $5.2 million for the remainder of the real estate lease agreements. In addition, the Company entered into various aviation services agreements with customary terms for continued use of the aircraft.

The Company has entered into various operating leases with Mosing Land & Cattle Company of Texas L.L.C., Mosing Properties LP, Kinetic Motion, Inc. (through its wholly owned subsidiary, Western Airways, Inc.), 4-M Ranch, LLC and Mosing Holdings (through its wholly owned subsidiary, Mosing Ventures, LLC), each of which are entities owned by certain members of the Mosing family to lease operating facilities as well as office space and aircraft from such entities. Rent expense related to lease operating facilities was $7.4 million, $7.6 million and $8.0 million for the years ended December 31, 2014, 2015 and 2016, respectively. The expiration date of the operating leases currently in place ranges from 2018 to 2024, unless otherwise extended, and the Company expects to incur approximately $22.8 million during the remainder of the terms of these leases. In December 2014, the Company entered into a property lease amendment for the Company’s U.S. headquarters with Mosing Properties, L.P. Further, in 2015, the Company entered into four property lease amendments for the Company’s headquarters with Mosing Properties, L.P. The Audit Committee and the Supervisory Board approved and ratified these lease amendments in November 2015.

We are a party to certain agreements relating to the rental of aircraft to Western Airways, Inc. (“WA”), an entity controlled by the Mosing family. Prior to our initial public offering (the “IPO”), we had entered into agreements, whereby we leased the aircraft as needed for a rental fee per hour and reimbursed WA for a management fee and hangar rental. The rental fees exceeded the reimbursement costs and we recorded net charter income. Subsequent to the IPO in 2013, we entered into new agreements with WA for the aircraft that was retained by us whereby we are paid a flat monthly fee for dry lease rental and charged block hours monthly. In 2015, we amended the agreements to reflect both dry lease and wet lease rental, whereby we are charged a flat monthly fee primarily for crew, hangar, maintenance and administration costs in addition to other variable costs for fuel and maintenance. The Company also earns charter income from third party usage through a revenue sharing agreement. We recorded net charter expense of $1.2 million for the year ended December 31, 2016. The Company expects to incur monthly fixed costs of approximately $0.9 million per year for the remainder of the aviation services agreements as well as charter rental expense and revenue sharing, which are based on usage during the year. In November 2015, the Audit Committee and Supervisory Board approved and ratified the aircraft leases entered into in 2015.

Registration Rights Agreement

Mosing Holdings and FWW B.V. and certain of their transferees entered into a registration rights agreement with the Company. The registration rights agreement covers all 172,000,000 shares of Common Stock owned by Mosing Holdings and various holding entities of the Mosing family members as of December 31, 2016, respectively. Pursuant to this agreement, the parties to the agreement may cause the Company to register their shares of Common Stock under the Act and to maintain a shelf registration statement effective with respect to such shares.

Voting Agreement

Mosing Holdings and certain members of the Mosing family and their holding companies entered into a voting agreement pursuant to which each shareholder agreed to vote all of their shares of Common Stock and Preferred Stock for the election of directors in the manner specified by a designated shareholder representative, which is currently D. Keith Mosing.

Procedures for Approval of Related Person Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of its directors;

•	any person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of any class of the Company’s voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of any class of the Company’s common stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company’s Supervisory Board adopted a written Related Party Transactions Policy and has approved, along with the Audit Committee, the applicable related party transactions at this time. Pursuant to this policy, the Supervisory Board will review all material facts of all new Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit Committee expects to take into account, among other factors, the following: (1) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock by:

•	each person known to the Company to beneficially own more than 5% of the Company’s Common Stock;

•	each of the Company’s named executive officers;

•	each member of the Company’s Supervisory Board and Management Board and each director nominee; and

•	all of the Company’s directors and executive officers as a group.

The number of shares of the Company’s Common Stock outstanding and the percentage of beneficial ownership is presented as of March 20, 2017.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of the Company’s Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse or limited by the Voting Agreement described above. All information with respect to beneficial ownership has been furnished by the respective directors, executive officers, or 5% or more stockholders, as the case may be.

Unless otherwise indicated, the address of each person or entity named in the table is 10260 Westheimer Rd., Houston, Texas 77042.

Name of Beneficial Owner	Number of Shares	% of Shares Beneficially Owned
5% shareholders:
Mosing Holdings, LLC (1)(2)	52,976,000	23.8%
Donald E. Mosing (1)	91,000	* %
Donald Keith Mosing Revocable Trust (1)(3)	10,252,720	4.6%
Donald Keith Mosing Family Partnership, Ltd. (1)(3)	10,252,720	4.6%
Gregory Stanton Mosing (1)(3)	9,918,667	4.5%
Stanton GP, LLC (1)(3)	9,918,667	4.5%
G. Stanton Investments, LP (1)(3)	9,918,667	4.5%
William Bradford Mosing (1)(3)(4)	9,928,667	4.5%
Bradford’s GP, LLC (1)(3)	9,918,667	4.5%
WBM Partnership, LP (1)(3)	9,918,667	4.5%
Melanie Christine Mosing (1)(3)	9,324,735	4.2%
Steven Brent Mosing Family, L.L.C. (1)(3)	9,918,667	4.5%
Michael Frank Mosing (1)(3)(5)	9,928,867	4.5%
Michael Frank Mosing Family, L.L.C. (1)(3)	9,918,667	4.5%
Sharon M. Miller (1)(3)	9,918,667	4.5%
Miller Ginsoma GP, LLC (1)(3)	9,918,667	4.5%
Miller Ginsoma Holdings, Ltd. (1)(3)	9,918,667	4.5%
Jeffrey Louis Mosing (1)(3)	9,918,667	4.5%
4401 JM GP, LLC (1)(3)	9,918,667	4.5%
JLM Partners, Ltd.(1)(3)	9,918,667	4.5%
Kirkland D. Mosing Family, L.L.C. (1)(3)	13,224,888	5.9%
Lori Mosing Thomas (1)(3)	13,224,888	5.9%
Bryceton G. Thomas Trust (1)(3)	13,224,888	5.9%
Lori Mosing Thomas Family, L.L.C. (1)(3)	13,224,888	5.9%
Kendall Garrett Mosing (1)(3)	13,224,888	5.9%
Kendall G. Mosing Family, L.L.C. (1)(3)	13,224,888	5.9%
Directors and Named Executive Officers:
D. Keith Mosing (1)(2)(6)(7)	173,269,555	77.8%

Douglas Stephens (6)	—	—%
Jeffrey J. Bird (8)	22,081	*	%
Burney J. Latiolais, Jr. (6)(9)	54,079	*	%
Daniel A. Allinger (6)(10)	3,562	*	%
Alejandro Cestero (6)(9)	7,355	*	%
Gary P. Luquette (6)	34,863	*	%
W. John Walker (6)(11)	68,352	*	%
Kyle McClure (6)	12,638	*	%
S. Brent Mosing (1)(2)(4)(6)	62,914,836	28.2%
Kirkland D. Mosing (1)(2)(6)(12)	66,236,255	29.7%
William B. Berry (6)	19,325	*	%
Michael C. Kearney (6)	44,896	*	%
Michael E. McMahon (6)	10,060	*	%
Alexander Vriesendorp (6)	10,060	*	%
Robert W. Drummond	—	—%
Frank’s International Management B.V. (9)	—	—%
All directors and executive officers as a group (17 persons) (1)(6)(7)(8)(10)(11)(12)	173,515,216	77.9%

*	Represents less than 1%.
(1)	Pursuant to that certain Voting Agreement dated as of July 22, 2013 (the “Voting Agreement”), entered into among Mosing Holdings, LLC, FWW B.V. and certain members of the Mosing family and their holding companies, the shareholders party to the agreement have agreed to vote all of their shares of Common Stock and Preferred Stock for the election of directors in the manner specified by a designated shareholder representative, currently Mr. D. Keith Mosing. As such, Mr. Mosing is entitled to vote on decisions to vote, or to direct the voting of, the shares of Common Stock held by Mosing Holdings, LLC and the Mosing Family parties to the Voting Agreement. Mr. Mosing disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.
(2)	Mosing Holdings, LLC is a Delaware limited liability company owned by the Mosing Family. Mosing Holdings, LLC is controlled by three directors: D. Keith Mosing, Kirkland D. Mosing and S. Brent Mosing. None of the three directors individually has the power to vote, dispose or direct the disposition of, the shares of common stock held by Mosing Holdings, LLC as a result of their directorship.
(3)	Represents shared voting and dispositive power. Please refer to Schedule 13D/A (Amendment No. 2) filed with the SEC on August 23, 2016 (the “Schedule 13D/A”) for more information.
(4)	Includes shared voting and dispositive power over 9,918,667 shares. Please refer to the Schedule 13D/A.
(5)	Includes shared voting and dispositive power over 9,918,667 shares. Please refer to the Schedule 13D/A. Also includes 10,000 shares held by Michael Frank Mosing’s spouse. Mr. Michael Mosing disclaims beneficial ownership of the shares held by his spouse, except to the extent of his pecuniary interest therein.
(6)	Excludes 88,141 restricted stock units for D. Keith Mosing, 185,013 restricted stock units for Douglas Stephens, 63,262 restricted stock units for Burney J. Latiolais, Jr., 8,237 restricted stock units for Daniel A. Allinger, 54,870 restricted stock units for Alejandro Cestero, 352,269 restricted stock units for Gary P. Luquette, 122,556 restricted stock units for W. John Walker, 19,113 restricted stock units for Kyle McClure and 3,215 restricted stock units for Michael C. Kearney because such awards do not vest, and no common stock may be received thereunder, within 60 days of March 20, 2017.
(7)	Includes shared voting and dispositive power over 10,252,720 shares. Please refer to the Schedule 13D/A. Also includes 50,000 shares for Mr. D. Keith Mosing’s spouse and 33,024 for each of his two children. Mr. D. Keith Mosing disclaims beneficial ownership of the shares held by his spouse and children, except to the extent of his pecuniary interest therein.
(8)	Mr. Bird’s beneficial ownership is as of March 1, 2017, his last day of employment with the Company.
(9)	Frank’s International Management B.V. is a wholly owned subsidiary and the sole member of the Company’s Management Board. The managing directors of Frank’s International Management B.V. are Messrs. Cestero and Latiolais. The address of Frank’s International Management B.V. is Mastenmakersweg 1, 1786 Den Helder, The Netherlands. You are being asked to appoint three directors, Messrs. Cestero, Latiolais and McClure to the Management Board to replace Frank’s International Management B.V. See “Item 2— Replace FIM BV with the Appointment of Three Managing Directors” for more information.
(10)	Mr. Allinger’s beneficial ownership is as of January 27, 2017, his last date of employment with the Company
(11)	Mr. Walker’s beneficial ownership is as of August 15, 2016, his last date of employment with the Company.
(12)	Includes shared voting and dispositive power over 13,224,888 shares. Please refer to the Schedule 13D/A. Also includes 15,000 shares held by Mr. Kirkland Mosing’s spouse. Mr. Kirkland Mosing disclaims beneficial ownership of the shares held by his spouse, except to the extent of his pecuniary interest therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company and persons who own more than 10% of the Company’s Common Stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in Common Stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2016.

ITEM ONE – ELECTION OF SUPERVISORY DIRECTORS

The Management Board and the Supervisory Board have nominated the following individuals for election to the Supervisory Board, with a term beginning on May 19, 2017 to serve until the Company’s 2018 annual meeting of shareholders or until their successors are elected and qualified or upon earlier of death, disability, resignation or removal:

Michael C. Kearney

William B. Berry

Robert W. Drummond

Michael E. McMahon

D. Keith Mosing

Kirkland D. Mosing

S. Brent Mosing

Douglas Stephens

Alexander Vriesendorp

Biographical information for each nominee, as well as for the Company’s current executive officers, is contained in “Management.” Messrs. Erikson and Luquette are not standing for re-election at this annual meeting.

Neither the Management Board nor the Supervisory Board has any reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the number of members of the Company’s Supervisory Board will be reduced for the time being, until a meeting is called to appoint a substitute nominee that the Management Board and the Supervisory Board recommend.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to elect each director nominated.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SUPERVISORY DIRECTOR NOMINEES.

ITEM TWO – REPLACE FIM BV WITH THE APPOINTMENT OF THREE MANAGING DIRECTORS

Under Dutch law, the shareholders have the power to replace managing directors. At the annual meeting, you will be asked to replace FIM BV as the sole managing director of the Company, and to appoint Alejandro Cestero, Burney J. Latiolais, Jr. and Kyle McClure as managing directors of the Company to take the place of FIM BV and to serve for an indefinite period of time. Currently, Messrs. Cestero, Latiolais and McClure are the managing directors of FIM BV. Normally, we would recommend that Mr. Stephens, the current President and CEO of the Company, be an additional appointment to the Management Board. However, because he is a supervisory director nominee, and Dutch law prohibits a person from serving concurrently on the Management and Supervisory Boards, he has not been selected as a prospective managing director.

The Supervisory Board has nominated Alejandro Cestero, Burney J. Latiolais, Jr. and Kyle McClure for election to the Management Board.

Biographical information for each nominee is contained in “Management.”

The Supervisory Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the number of members of the Company’s Management Board will be reduced for the time being, until a meeting is called to appoint a substitute nominee that the Supervisory Board recommend.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to replace FIM BV with electing each managing director nominated.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE REPLACEMENT OF FIM BV WITH THE APPOINTMENT OF THE THREE MANAGING DIRECTOR NOMINEES.

ITEM THREE – ADOPTION OF ANNUAL ACCOUNTS FOR 2016

At the annual meeting, you will be asked to confirm and ratify the preparation of the Company’s Dutch statutory annual accounts and annual report of the Management Board in the English language and to adopt the Company’s Dutch statutory annual accounts for the year ended December 31, 2016 (the “Annual Accounts”), as required under Dutch law and the Articles.

The Company’s Annual Accounts are prepared in accordance with the statutory provisions of Part 9, Book 2 of the Dutch Civil Code and the generally accepted accounting principles in the Netherlands, including the firm pronouncements in the Guidelines for Annual Reporting in the Netherlands as issued by the Dutch Accounting Standards Board (“Dutch GAAP”). The Annual Accounts contain certain disclosures not required under generally accepted accounting principles in the United States (“US GAAP”) and there are differences between Dutch GAAP and US GAAP.

A copy of the Annual Accounts can be accessed through the Company’s website, www.franksinternational.com, and may be obtained free of charge by request to the Company’s principal executive offices at Mastenmakersweg 1, 1786 Den Helder, The Netherlands and at the Company’s U.S. Headquarters at 10260 Westheimer Rd., Houston, TX 77042 Attn: Investor Relations.

A representative of PricewaterhouseCoopers Accountants N.V., who has audited the Company’s Annual Accounts, will be present at the Annual Meeting to answer any questions from the Company’s shareholders in relation to the auditor’s statement in relation to the fairness of the Company’s Annual Accounts.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to adopt the Company’s Annual Accounts and to authorize the preparation of the Company’s Dutch statutory annual accounts and annual report in the English language.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE COMPANY’S ANNUAL ACCOUNTS AND THE AUTHORIZATION OF THE PREPARATION OF THE COMPANY’S DUTCH STATUTORY ANNUAL ACCOUNTS AND ANNUAL REPORT IN THE ENGLISH LANGUAGE.

ITEM FOUR – DISCHARGE OF MEMBERS OF THE SUPERVISORY BOARD

Under Dutch law, at the annual meeting shareholders may discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during 2016.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to approve the discharge from liability of the members of the Supervisory Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE OF THE MEMBERS OF THE SUPERVISORY BOARD FROM LIABILITY FOR 2016.

ITEM FIVE – DISCHARGE OF SOLE MEMBER OF THE MANAGEMENT BOARD

Under Dutch law, at the annual meeting, the shareholders may discharge the sole member of the Management Board from liability in respect of the exercise of its management duties during the financial year concerned. During 2016, the sole member of the Management Board was Frank’s International Management B.V., the Company’s wholly-owned subsidiary. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the sole member of the Management Board from liability in respect of the management conducted by it during 2016, as appears from the books and records of the Company (including the 2016 statutory annual accounts and annual report) and with respect to its responsibilities vis-à-vis the Company and to grant FIM BV full and final discharge during 2016. Since it is proposed to replace Frank’s International Management B.V. as of the date of the 2017 annual meeting, it will also be discharged for the period during 2017 during which it served as managing director. In accordance with Dutch law and practice, such discharge, however, will be formally adopted at the 2018 annual meeting.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to approve the discharge from liability of the sole member of the Management Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE OF THE SOLE MEMBER OF THE MANAGEMENT BOARD FROM LIABILITY FOR 2016.

ITEM SIX – APPOINTMENT OF AUDITOR FOR DUTCH STATUTORY ANNUAL ACCOUNTS

In accordance with Dutch law and the Company’s Articles, the Company shall have its Dutch statutory annual accounts (prepared in accordance with Dutch GAAP) audited by a Dutch auditor. The Dutch auditor shall be appointed by the Company’s shareholders at the Annual Meeting. Upon the recommendation of the Audit Committee, the Management Board and the Supervisory Board propose to appoint PricewaterhouseCoopers Accountants N.V as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2017.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to appoint PricewaterhouseCoopers Accountants N.V as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2017.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V. AS OUR AUDITOR WHO WILL AUDIT OUR DUTCH ANNUAL ACCOUNTS FOR THE YEAR ENDING DECEMBER 31, 2017.

ITEM SEVEN – RATIFICATION OF SELECTION OF INTERNATIONAL INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Supervisory Board has selected PricewaterhouseCoopers LLP as the international independent registered public accounting firm of the Company for the year ending December 31, 2017. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2007. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2016 was completed by PricewaterhouseCoopers LLP on February 24, 2017.

The Supervisory Board is submitting the selection of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. The submission of this matter for ratification by shareholders is not legally required, but the Supervisory Board and the Audit Committee believe the submission provides an opportunity for shareholders through their vote to communicate with the Supervisory Board and the Audit Committee about an important aspect of corporate governance. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s international independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP will not be present at the Annual Meeting. However, representatives of PricewaterhouseCoopers LLP will be available to respond to appropriate questions by telephone if necessary. Also, a representative of PricewaterhouseCoopers Accountants N.V., who has audited the Company’s Annual Accounts, will be present at the Annual Meeting to answer any questions from the Company’s shareholders in relation to the auditor’s statement in relation to the fairness of the Company’s Annual Accounts. See “Item Three—Adoption of Annual Accounts for 2016.”

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s international independent registered public accounting firm. The shareholders’ ratification of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to change the Company’s international independent registered public accounting firm at any time.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INTERNATIONAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2017.

ITEM EIGHT – RATIFICATION AND APPROVAL OF REMUNERATION OF MEMBERS OF THE

SUPERVISORY BOARD

In accordance with Dutch law and the Company’s Articles, the shareholders shall determine the remuneration of each member of the Supervisory Board. The Company’s Supervisory Board believes that attracting and retaining qualified non-employee directors is critical to the Company’s future value, growth, and governance. The Supervisory Board also believes that the compensation package for the Company’s non-employee directors should require a portion of the total compensation to be equity-based to align the interests of these directors with the Company’s stockholders. The Company, along with Meridian, has determined that the compensation program applicable to the non-employee directors should be comparable with the packages identified at the Company’s peer group. Based on this decision, the director compensation program for 2016 consisted of an annual retainer compensation package for the non-employee directors valued at approximately $200,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $150,000 is paid in a grant of restricted stock units under the LTIP. In addition, the Company paid (i) the Audit Committee chairman and each Audit Committee member an annual amount of $20,000 and $10,000, respectively, (ii) the non-executive chairman of the Supervisory Board an annual retainer valued at approximately $120,000, of which $80,000 is to be paid in the form of an annual cash retainer, and the remaining $40,000 is to be paid in a grant of restricted stock units under the LTIP, (iii) the compensation committee chairman an annual amount of $15,000, (iv) the nominating and governance committee chairman an annual amount of $10,000. We granted the 2016 RSU awards to our directors in May 2016.

Effective December 1, 2016, the Compensation Committee and Supervisory Board approved additional payments for Mr. Kearney of $50,000 per month for a period of six months to take on expanded and additional supervisory director responsibilities beyond his regular responsibilities in order to help facilitate the transition in the Company’s leadership, as well as provide ongoing special support to the President and Chief Executive Officer.

Directors who are also employees of the Company will not receive any additional compensation for their service on the Supervisory Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
William B. Berry	60,000	149,995	209,995
Sheldon R. Erikson	75,000	149,995	224,995
Michael C. Kearney	205,000	190,001	395,001
Michael E. McMahon	36,904	149,995	186,899
D. Keith Mosing	50,000	149,995	199,995
Kirkland D. Mosing	50,000	149,995	199,995
S. Brent Mosing	50,000	149,995	199,995
Alexander Vriesendorp	30,753	149,995	180,748

The Supervisory Board proposes to ratify the above remuneration in relation to the period from the 2016 annual meeting until the date of the 2017 annual meeting , and to approve the remuneration of the members of the Supervisory Board for the period up to and including the next annual meeting in 2018 in the following manner: (a) an annual retainer compensation package for the non-employee directors valued at approximately $200,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $150,000 is expected to be paid in a grant of restricted stock units under the LTIP; (b) payment to the audit committee chairman and each other audit committee member of an annual amount of $20,000 and $10,000, respectively; (c) payment to the lead supervisory director of an annual amount of $20,000; (d) payment to the compensation committee chairman of an annual amount of $15,000; (e) payment to the nominating and governance committee chairman an annual amount of $10,000; and (f) payment to the non-executive chairman of the Supervisory Board, an annual retainer valued at approximately $120,000, of which $80,000 is to be paid in the form of an annual cash retainer, and the remaining $40,000 is to be paid in a grant of restricted stock units under the LTIP.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to approve the remuneration of the members of the Supervisory Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS RATIFY AND APPROVE THE REMUNERATION OF THE MEMBERS OF THE SUPERVISORY BOARD.

ITEM NINE – REMUNERATION POLICY FOR THE MANAGEMENT BOARD

In accordance with Dutch law and the Company’s Articles, the Company shall have a general policy with regard to the remuneration of the Management Board. The shareholders at the Annual Meeting shall determine such policy, upon a proposal of the Supervisory Board. The Supervisory Board shall determine the actual remuneration of each member of the Management Board in accordance with the general policy. Presently the sole member of the Management Board, Frank’s International Management B.V., does not receive any remuneration and currently there are no plans to award any additional remuneration to individuals nominated to serve on the Management Board. If appointed, Messrs. Cestero, Latiolais and McClure will not receive any additional compensation above that which they receive as officers for each of their service as a managing director.

As set out in the CD&A, the Company already has developed its philosophy, objectives, compensation processes and key components of compensation for its senior executive officers. The CD&A includes an explanation of the share based compensation, including the criteria for any awards. The shares that may be acquired are part of the overall maximum of 20 million shares available under the LTIP. As to the Management Board, the Supervisory Board proposes to the annual meeting to have the policy as set out in the CD&A formally adopted as the general remuneration policy for the Management Board.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to approve the remuneration policy for the Management Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE REMUNERATION POLICY FOR THE MANAGEMENT BOARD.

ITEM TEN – AUTHORIZATION OF MANAGEMENT BOARD TO REPURCHASE SHARES FOR ANY

LEGAL PURPOSE

In accordance with Dutch law and the Company’s Articles, the Company may only acquire its own fully paid-up shares with consideration if and insofar the general meeting has authorized the Management Board in that respect. Such authorization shall be valid for a period of no longer than eighteen months. In the authorization, the general meeting shall state the number of shares that may be acquired, how the shares may be acquired and the limits within which the price of the shares must be set. No authorization is required when the Company acquires shares in its capital for the purpose of transferring those shares to employees of the Company or of a group company, under a plan applicable to such employees.

At the annual general meeting in 2016, the Supervisory Board and the Management Board proposed to authorize the Management Board to repurchase shares up to the maximum number allowed by law (i.e. up to 50% of the shares outstanding), at a price between $0.01 and 120% of the market price on the NYSE. At the 2016 annual general meeting the shareholders approved the proposal. However, for the upcoming 2017 annual general meeting the Supervisory Board and the Management Board are proposing to limit the authorization in such way that a maximum of 10% of the issued capital may be repurchased and at a price between $0.01 and 105% of the market price on the NYSE.

Therefore, the Management Board and the Supervisory Board propose to authorize the Management Board, subject to approval from the Supervisory Board, to repurchase shares for any legal purpose under the following conditions:

(i)	the shares may be repurchased up to a total of 10% of the issued share capital (currently consisting of 223,591,773 shares);

(ii)	the shares may only be repurchased at an open market purchase or in a private purchase transaction;

(iii)	the shares may only be repurchased at a price between $0.01 and 105% of the market price on the NYSE; and

(iv)	the authorization of the Management Board is valid for a period of 18 months starting from the date of the 2017 annual meeting.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to authorize the Management Board to repurchase shares for any legal purpose under the relevant conditions.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AUTHORIZATION OF THE MANAGEMENT BOARD TO REPURCHASE SHARES FOR ANY LEGAL PURPOSE.

ITEM ELEVEN – APPROVAL OF AMENDMENT TO THE ARTICLES OF ASSOCIATION

At the annual meeting, you will be asked to approve and resolve to amend the articles of association of the Company (the “Articles”) in conformity with the draft approved by the Supervisory Board, in order to:

a.	delete the references to preference shares, since all issued preference shares have been converted into common shares, and to comply with changes in Dutch law since the date of the current Articles;

b.	renew the five year period during which the Management Board is designated as the body authorized to issue shares, subject to the prior consent of the Supervisory Board; and

c.	authorize the Chairman of our Supervisory Board and each employee of our outside Dutch counsel, Van Campen Liem, Amsterdam, The Netherlands, to sign the notarial deed of amendment to our Articles in front of a civil-law notary officiating in Amsterdam, The Netherlands and to undertake all other activities the holder of this power of attorney deems necessary or useful with respect to the present amendment to our Articles.

A copy of the motion containing a verbatim text of the proposed amendment is deposited at the Company’s office for inspection by the shareholders.

The amendments to our Articles are being proposed by our Management Board, with the approval of our Supervisory Board. Our Management Board and our Supervisory Board have concluded that it is advisable and in the best interests of the Company and the shareholders to approve and adopt the amendments to our Articles.

ITEM ELEVEN (A) – APPROVAL TO DELETE REFERENCES TO PREFERENCE SHARES AND UPDATE

Since all Preferred Stock are converted into Common Stock, it is proposed to delete the reference to Preferred Stock in the Articles. Furthermore, since the date of the current Articles (i.e. May 14, 2014), the following changes in Dutch law, which are relevant for the Articles, came into force: (i) the extension period of the term to draw up the annual accounts have been shortened from six to five months and (ii) the term “annual report” has been changed to “report of the management board”. It is proposed to process these changes in the Articles.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to delete the references to Preferred Stock, to comply with changes in Dutch law since the date of the current Articles and to correct a few errors in the Articles.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE ARTICLES.

ITEM ELEVEN (B) – APPROVAL TO EXTEND THE PERIOD TO ISSUE SHARES

It is proposed to extend the period during which the Management Board is designated as the body authorized to issue shares, subject to the prior consent of the Supervisory Board. The designation shall be valid for a period of five years starting on May 19, 2017 and ending on May 19, 2022. The designation will be incorporated in article 6 paragraph 2 of the Articles.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to extent the period during which the Management Board is authorized to issue shares.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE EXTENSION OF THE PERIOD DURING WHICH THE MANAGEMENT BOARD IS DESIGNATED AS THE BODY TO ISSUE SHARES.

ITEM ELEVEN (C) – APPROVAL TO AUTHORIZE VAN CAMPEN LIEM TO SIGN THE NOTARIAL

DEED OF AMENDMENT TO OUR ARTICLES

It is proposed to authorize the Chairman of our Supervisory Board and each employee of our outside Dutch counsel, Van Campen Liem, Amsterdam, The Netherlands, to sign the notarial deed of amendment to our Articles in front of a civil-law notary officiating in Amsterdam, The Netherlands and to undertake all other activities the holder of this power of attorney deems necessary or useful with respect to the present amendment to our Articles.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to authorize the Chairman of our Supervisory Board and each employee of our outside Dutch counsel, Van Campen Liem, to sign the notarial deed of amendment to our Articles.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AUTHORIZATION OF THE CHAIRMAN OF OUR SUPERVISORY BOARD AND EACH EMPLOYEE OF OUR OUTSIDE DUTCH COUNSEL, VAN CAMPEN LIEM, TO SIGN THE NOTARIAL DEED OF AMENDMENT TO OUR ARTICLES.

SHAREHOLDER PROPOSALS

Pursuant to the Company’s Articles, general meetings will be held in Amsterdam, The Netherlands in the municipality in which the Company has its statutory seat, or at Schiphol (Municipality of Haarlemmermeer). A general meeting of shareholders shall be held at least once a year within the period required by Dutch law, which is currently no later than six months after the end of the Company’s financial year.

The agenda for the 2018 annual meeting shall include, in addition to other matters, any matter the consideration of which has been requested by one or more shareholders, representing alone or jointly with others at least such percentage of the issued capital stock as determined by our Articles and Dutch law, which is currently set at three percent. In order for such matters to be included in the Company’s proxy material or presented at the 2018 annual meeting, the qualified shareholder must submit the matter to the Company’s Secretary at 10260 Westheimer Rd., Suite 700, Houston, Texas 77042. The request to consider such matter should have been received by us no later than on the 60th day prior to the day of the 2018 annual meeting accompanied by a statement containing the reasons for the request. Requests received later than the 60th day prior to the day of the meeting will be considered untimely. We currently expect our 2018 annual meeting to be held on or about May 18, 2018.

HOUSEHOLDING MATTERS

Shareholders who share a single address will receive only one proxy statement at that address unless the Company has received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact the Company’s Corporate Secretary at (281) 966-7300, or write to Frank’s International N.V., 10260 Westheimer Rd., Suite 700, Houston, Texas 77042, Attention: Corporate Secretary. The Company will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a shareholder receiving multiple copies of this proxy statement, you can request householding by contacting the Company in the same manner. If you own your Common Stock through a bank, broker or other shareholder of record, you can request additional copies of this proxy statement or request householding by contacting the shareholder of record.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings also are available to the public at the SEC’s website at www.sec.gov. The Company’s Common Stock is listed on the New York Stock Exchange under the ticker symbol “FI”. Reports and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. You may also request a copy of the Company’s filings by contacting the Company’s Corporate Secretary at (281) 966-7300, or by writing to Frank’s International N.V., 10260 Westheimer Rd., Houston, Texas 77042, Attention: Corporate Secretary. The Company’s filings are also available on its website at www.franksinternational.com.

FRANK’S INTERNATIONAL N.V.

MASTENMAKERSWEG 1

1786 PB DEN HELDER, THE NETHERLANDS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 18, 2017 or 5:59 A.M. Central European Time on May 19, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 18, 2017 or 5:59 A.M. Central European Time on May 19, 2017. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E20819-P89862	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRANK’S INTERNATIONAL N.V.

The Board of Supervisory Directors and the Board of Managing Directors recommend that you vote FOR all of the nominees:

1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Michael C. Kearney 1b. William B. Berry 1c. Robert W. Drummond 1d. Michael E. McMahon 1e. D. Keith Mosing 1f. Kirkland D. Mosing 1g. S. Brent Mosing 1h. Douglas Stephens 1i. Alexander Vriesendorp	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
								For	Against	Abstain
5.

To discharge the sole member of the Company’s Management Board, FIM BV, from liability in respect of the management conducted by it, as appears from the books and records of the Company and with respect to its responsibilities vis-a-vis the Company and to grant FIM BV full and final discharge;

								☐	☐	☐
					6.	To appoint PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2017;		☐	☐	☐
7.

To ratify the appointment of PricewaterhouseCoopers LLP as our international independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2017;

								☐	☐	☐
8.

To ratify and approve the remuneration of the members of the Supervisory Board granted for the period from the 2016 annual meeting until the date of the 2017 annual meeting, and to approve the remuneration of the members of the Supervisory Board for the period from the 2017 annual meeting up to and including the annual meeting in 2018;

								☐	☐	☐
					9.	To approve the remuneration policy for the Management Board as proposed by the Supervisory Board;		☐	☐	☐
10.

To authorize the Company’s Management Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the New York Stock Exchange, and during a period of 18 months starting from the date of the 2017 annual meeting, subject to Supervisory Board approval;

								☐	☐	☐
The Board of Supervisory Directors and the Board of Managing Directors recommend you vote FOR the following proposals:					11.	To approve and resolve to amend the articles of association of the Company (the “Articles”) in conformity with the draft approved by the Supervisory Board, in order to:
2.

To replace Frank’s International Management B.V. (“FIM BV”) as managing director of the Company with the appointment of Alejandro Cestero, Burney J. Latiolais, Jr. and Kyle McClure as managing directors of the Company to serve for an indefinite period of time;

		☐	☐	☐		11a.	delete the references to preference shares, since all issued preference shares have been converted into common shares, and to comply with changes in Dutch law since the date of the current Articles;	☐	☐	☐

3.	To adopt the Company’s annual accounts for the fiscal year ended December 31, 2016 and authorize the preparation of the Company’s Dutch statutory annual accounts and annual report in the English language;	☐	☐	☐		11b.	renew the five year period during which the Management Board is designated as the body authorized to issue shares, subject to the prior consent of the Supervisory Board; and	☐	☐	☐

4.	To discharge the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended in December 2016;	☐	☐	☐		11c.	authorize the Chairman of our Supervisory Board and each employee of our outside Dutch counsel, Van Campen Liem, Amsterdam, The Netherlands, to sign the notarial deed of amendment to our Articles in front of a civil-law notary officiating in Amsterdam, The Netherlands, and to undertake all other activities the holder of this power of attorney deems necessary or useful with respect to the present amendment to our Articles.	☐	☐	☐
					For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.					Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the proxies appointed hereby. This proxy is solicited on behalf of the Supervisory Board and the Management Board of the Company. The proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “For” the election of all of the director nominees and “For” proposals 2, 3, 4, 5, 6, 7, 8, 9, 10, 11a., 11b., and 11c.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report including Form 10-K are available at www.proxydocs.com/fi

E20820-P89862

FRANK’S INTERNATIONAL N.V.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS AND THE
BOARD OF MANAGING DIRECTORS.

The undersigned hereby appoints Douglas Stephens, Alejandro Cestero, Kyle McClure and Joshua K. Hancock as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all of the shares of Common Stock and Preferred Stock of Frank’s International N.V. held by the undersigned that would be entitled to vote if personally present at the Annual Meeting, to be held on May 19, 2017, at 2:00 P.M. Central European Time, at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

V.1.1